                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                             Beyond.com Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                                      LOGO
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 30, 1999

     To the Stockholders of Beyond.com Corporation:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the "Annual Meeting") of Beyond.com Corporation, a Delaware corporation (the "Company"), will be held at the Company's corporate offices at 1195 West Fremont Avenue, Sunnyvale, California, on Friday, April 30, 1999, at 2:00 p.m., pacific daylight time, for the following purposes:

     1. To elect six directors of the Company to serve until the 2000 Annual Meeting of Stockholders.

     2. To approve an amendment to the Company's Certificate of Incorporation, as amended, to increase the number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares to 70,000,000 shares.

     3. To approve the Beyond.com Corporation 1999 Stock Incentive Plan.

     4. To approve the Beyond.com Corporation 1999 Employee Stock Purchase Plan.

     5. To ratify the appointment of Ernst & Young LLP as the independent auditors for the Company for the year ending December 31, 1999.

     6. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

     The foregoing items of business are more fully described in the Proxy Statement which is attached and made a part hereof.

     The Board of Directors has fixed the close of business on March 24, 1999 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

     WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE URGED TO MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PREPAID ENVELOPE PROVIDED TO ENSURE YOUR REPRESENTATION AND THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. IF YOU SEND IN YOUR PROXY CARD AND THEN DECIDE TO ATTEND THE ANNUAL MEETING TO VOTE YOUR SHARES IN PERSON, YOU MAY STILL DO SO. YOUR PROXY IS REVOCABLE IN ACCORDANCE WITH THE PROCEDURES SET FORTH IN THE PROXY STATEMENT.

                                          By Order of the Board of Directors,

                                          Richard Scudellari
                                          Secretary

Santa Clara, California
April 16, 1999

                             BEYOND.COM CORPORATION
                            1195 WEST FREMONT AVENUE
                          SUNNYVALE, CALIFORNIA 94087
                            ------------------------

                                PROXY STATEMENT

GENERAL INFORMATION

     This Proxy Statement is furnished to stockholders of Beyond.com Corporation, a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors (the "Board") of the Company of proxies in the accompanying form for use in voting at the Annual Meeting of Stockholders of the Company (the "Annual Meeting") to be held on Friday, April 30, 1999, at 2:00 p.m., pacific daylight time, the Company's corporate offices at 1195 West Fremont Avenue, Sunnyvale, California, and any adjournment or postponement thereof. The shares represented by the proxies received, properly marked, dated, executed and not revoked will be voted at the Annual Meeting.

REVOCABILITY OF PROXIES

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before it is exercised by delivering to the Company (to the attention of the Secretary) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

SOLICITATION AND VOTING PROCEDURES

     The solicitation of proxies will be conducted by mail and the Company will bear all attendant costs. These costs will include the expense of preparing and mailing proxy materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. The Company may conduct further solicitation personally, telephonically or by facsimile through its officers, directors and regular employees, none of whom will receive additional compensation for assisting with the solicitation. The Company will request brokers and nominees who hold stock in their names to furnish proxy material to beneficial owners of the shares and will reimburse such brokers and nominees for their reasonable expenses incurred in forwarding solicitation material to such beneficial owners.

     The close of business on March 24, 1999 has been fixed as the record date (the "Record Date") for determining the holders of shares of Common Stock of the Company entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, the Company had approximately 27,609,990 shares of Common Stock outstanding and entitled to vote at the Annual Meeting. The presence at the Annual Meeting of a majority, or approximately 13,804,996 of these shares of Common Stock of the Company, either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters.

     An automated system administered by the Company's transfer agent will tabulate votes cast by proxy at the Annual Meeting, and an employee of the transfer agent will tabulate votes cast in person at the Annual Meeting. Each share of Common Stock outstanding on the record date will be entitled to one vote on all matters. The approval of the Company's 1999 Stock Incentive Plan and 1999 Employee Stock Purchase Plan and the ratification of the independent auditors for the Company for the current year will require the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote at the Annual Meeting. The amendment of the Certificate of Incorporation, as amended, to increase the number of authorized shares of Common Stock will require the affirmative vote of a majority of the shares of the Company's outstanding Common Stock. Because abstentions are treated as shares present or represented and entitled to vote for the purposes of determining whether a matter has been approved by the stockholders, abstentions have the same effect as negative votes. Broker non-votes and shares as to which proxy authority has been withheld with respect to any matter are not deemed to be entitled to vote for purposes of determining whether stockholder approval of that matter has been obtained and effectively count as votes against Proposal Number 2, the amendment to the Certificate of Incorporation, as amended. However, with respect to Proposal Numbers 3, 4 and 5 requiring the affirmative vote of a majority of the shares present and entitled to vote, broker non-votes shall have no effect.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS

     Requirements for Stockholder Proposals to be Brought Before an Annual Meeting. For stockholder proposals to be considered properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice therefor in writing to the Secretary of the Company. To be timely for the Company's 2000 Annual Meeting of Stockholders, a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Company not later than December 17, 1999. A stockholder's notice to the Secretary must set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, (ii) the name and record address of the stockholder proposing such business, (iii) the class and number of shares of the Company which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business.

     Requirements for Stockholder Proposals to be Considered for Inclusion in the Company's Proxy Materials. Stockholder proposals submitted pursuant to Rule 14a-8 under the Securities Exchange Act of 1934 and intended to be presented at the Company's 2000 Annual Meeting of Stockholders must be received by the Company not later than December 1, 1999 in order to be considered for inclusion in the Company's proxy materials for that meeting.

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

     As set by the Board of Directors (the "Board" or "Board of Directors") pursuant to the Bylaws of the Company, the authorized number of directors is currently set at six. Six directors will be elected at the Annual Meeting. The six nominees receiving the highest number of affirmative votes will be elected as directors. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the six nominees of the Board of Directors named below. In the event that any nominee of the Board is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for any nominee designated by the present Board of Directors to fill the vacancy. It is not expected that any nominee will be unable or will decline to serve as a director. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will assure the election of as many of the nominees listed below as possible, with any required selection among such nominees to be determined by the proxy holders.

     Certain information about the director nominees, is furnished below.

     WILLIAM S. MCKIERNAN is a co-founder of Beyond.com and has served as Chairman of its Board of Directors since March 1998. From Beyond.com's inception in 1994 to March 1998, Mr. McKiernan served as its President and Chief Executive Officer. Mr. McKiernan also currently serves as a director, President and Chief Executive Officer of CyberSource Corporation. From 1992 to 1994, Mr. McKiernan held a number of positions at McAfee Associates, Inc. (now known as Network Associates), including President and Chief Operating Officer, the positions he held during its initial public offering in October 1992. Prior to joining McAfee Associates in 1992, Mr. McKiernan was Vice President of Princeton Venture Research, Inc., an investment banking and venture consulting firm from 1990 to 1992. Mr. McKiernan has also held management positions with IBM/ROLM and Price Waterhouse. Mr. McKiernan holds an M.B.A. from the Harvard Business School.

     MARK L. BREIER joined Beyond.com in March 1998, as a director, President and Chief Executive Officer. From January 1997 until he joined Beyond.com, Mr. Breier served as Vice President of Marketing of Amazon.com, Inc. From April 1995 to January 1997, Mr. Breier served as Vice President of Marketing of

Cinnabon World Famous Cinnamon Rolls. Mr. Breier was involved in product management and introduction at Dreyer's Grand Ice Cream from 1990 to April 1995, at Kraft Foods, Inc., a multinational consumer products company, from April 1986 to October 1988, and at Parker Brothers, a worldwide manufacturer of toys and games, from August 1985 to March 1986. Mr. Breier holds a B.A. in Economics from Stanford University and an M.B.A. from the Stanford University Graduate School of Business.

     DOUGLAS CARLSTON a director of Beyond.com since March 1999, was the founder of Broderbund Software, Inc. and served as its Chairman of the Board and Chief Executive Officer from 1989 through 1998, when Broderbund was sold to The Learning Company, Inc. Mr. Carlston currently serves on the Board of Directors of Expert Software, Inc., ePit and Mpath Interactive, Inc. He also currently serves on the Boards of several non-profit organizations, including Public Radio International (PRI), the Santa Fe Institute, the Long Island Foundation, Ceasefire and the John Hopkins School of Advanced International Studies. Mr. Carlston received his B.A. from Harvard College in 1970.

     JOHN S. CHEN, a director of Beyond.com since March 1999, has served as a director and President, Chief Executive Officer and Chairman of Sybase, Inc. since August 1997. In February 1998, Sybase formed the Office of the Chief Executive, and Mr. Chen began to share the position of Chief Executive Officer. Between August 1997 and February 1998, Mr. Chen also held the position of Chief Operating Officer. Before joining Sybase, Mr. Chen served between March 1995 and July 1997 as the President of the Open Enterprise Computing Division of Siemens Nixdorf, a computer and electronics company, and as Chief Executive Officer and Chairman of the Siemens Pyramid subsidiary of Siemens Nixdorf. Before its acquisition by Siemens Nixdorf in March 1995, Mr. Chen served in various executive capacities with Pyramid Technology Corporation, a computer company, where he became Chief Operating Officer in October 1992 and President in June 1993. Mr. Chen holds a B.S. in electrical engineering from Brown University and a M.S. in electrical engineering from the California Institute of Technology.

     BERT KOLDE, a director of Beyond.com since July 1996, serves as a director, Vice President, Treasurer and Secretary of Vulcan Ventures Inc., Vice Chairman of the Portland Trail Blazers, Seattle Seahawks, Oregon Arena Corporation and First and Goal Corporation. In addition, Mr. Kolde serves as President of the Paul G. Allen Virtual Education Foundation and the Paul G. Allen Forest Protection Foundation. Mr. Kolde co-founded Asymetrix Learning Systems, Inc. in 1985, and serves as Chairman of its Board of Directors. Mr. Kolde also serves as a director of MetaCreations Corporation and CyberSource Corporation. Mr. Kolde holds a B.A. in Business Administration from Washington State University and an M.B.A. from the University of Washington.

     RONALD S. POSNER, a director of Beyond.com since March 1999, serves as Chairman of PS Capital, a venture capitalist firm based in San Francisco, New York and London. Mr. Posner has held or currently holds key advisory roles within a number of startups and public companies. In addition, he was an active board member and on the executive committees of CyberMedia Corporation, a systems software company that was acquired by Network Associates, Asymetrix and Select S/W Capital.

            THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR
                    THE ELECTION OF THE NOMINEES NAMED ABOVE

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

     During 1998, the Board met seven times. No director attended fewer than 75% of all the meetings of the Board and its committees on which he or she served after becoming a member of the Board. The Board has two committees: the Audit Committee and the Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee. Although there are no formal procedures for stockholders to recommend nominations, the Board will consider stockholder recommendations. Such recommendations should be addressed to the Company's Secretary, at the Company's principal executive offices.

     The Audit Committee, which held one meeting in 1998, consisted of Bert Kolde, Steven P. Novak, Richard Scudellari and Linda Fayne Levinson through March 1999. The current members of the Audit

Committee are Messrs. Kolde and Posner. The Audit Committee recommends engagement of the Company's independent auditors and is primarily responsible for approving the services performed by the Company's independent auditors and for reviewing and evaluating the Company's accounting principles and its system of internal accounting controls.

     The Compensation Committee, which held two meetings in 1998, consisted of Bert Kolde, Steven P. Novak, Richard Scudellari and Linda Fayne Levinson through March 1999. The current members of the Compensation Committee are Messrs. Carlston and Chen. The Compensation Committee's functions are to establish and apply the Company's compensation policies with respect to its executive officers and other employees. In addition, the Compensation Committee administers the Company's incentive compensation and benefit plans.

DIRECTOR COMPENSATION

     The Company has not historically paid directors cash compensation for their services as directors or members of committees of the Board of Directors. The Company has, however, reimbursed them for their reasonable expenses incurred in attending meetings of the Board of Directors. In the future, non-employee directors will receive an annual directors' fee in the amount of $10,000, commencing with our 1999 Annual Meeting, which fees will be paid in quarterly installments.

     In January 1998, Mr. Kolde was granted an option to purchase 10,000 shares of Common Stock at an exercise price of $0.50 per share. In March 1998, the Company granted Mr. Breier an option to purchase 1,000,000 shares of Common Stock at an exercise price of $2.60 per share, in his capacity as the Company's President and Chief Executive Officer. In January 1999, the Company granted Mr. Kolde an option to purchase 10,000 shares of Common Stock at an exercise price of $20.75 per share.

     Until April 4, 1998, under the terms of the Company's 1995 Stock Option Plan, the Company granted each non-employee director options to purchase 10,000 shares of Common Stock upon initial election or appointment to the Board of Directors and thereafter annually on January 1 of each year. Following April 4, 1998, the 1998 Stock Option Plan continued these grants. However, upon approval by our Stockholders of the 1999 Stock Incentive Plan, these automatic grants will occur only as provided for under the 1999 Stock Incentive Plan. The proposed 1999 Stock Incentive Plan provides for initial grants of 20,000 shares upon appointment to the Board of Directors and subsequent grants of 5,000 shares following the conclusion of each Annual Meeting of Stockholders commencing with the 2000 Annual Meeting of Stockholders. These options would vest over four years.

     In March 1999, we granted each of Messrs. Carlston, Chen and Posner options to purchase 20,000 shares of Common Stock at an exercise price of $23.75 per share under the 1998 Stock Option Plan. These options vest over four years with 25% of the total shares granted vesting in March 2000 and the remaining shares vesting monthly thereafter through March 2003, contingent upon continuous service as a director. Each of Messrs. Carlston, Chen and Posner waived his rights to the initial automatic option grants under the Company's 1998 Stock Option Plan.

RELATIONSHIPS AMONG DIRECTORS OR EXECUTIVE OFFICERS

     There are no family relationships among any of the directors or executive officers of the Company.

                                 PROPOSAL NO. 2

                 AMENDMENT TO THE CERTIFICATE OF INCORPORATION
          TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     In February 1999, the Board of Directors declared it advisable, and unanimously approved, an amendment to increase the aggregate number of shares of Common Stock which the Company is authorized to issue from 50,000,000 shares to 70,000,000 shares (the "Amendment").

     If approved by the stockholders, the Amendment will become effective upon the filing of a Certificate of Amendment of Certificate of Incorporation with the Delaware Secretary of State. The Amendment would change Article IV of the Company's Certificate of Incorporation to read in its entirety as follows:

          "The Corporation is authorized to issue two classes of stock to be designated, "Common Stock" and "Preferred Stock". The total number of shares that this Corporation is authorized to issue is eighty-five million (85,000,000) shares. The number of shares of Common Stock authorized is seventy million (70,000,000) shares, $0.001 par value per share. The number of shares of Preferred Stock authorized is fifteen million (15,000,000) shares, $0.001 par value per share.

          Any of the shares of Preferred Stock may be issued from time to time in one or more series. Subject to the limitations and restrictions set forth in this Article IV, the Board of Directors, by resolution or resolutions, is authorized to create or provide for any such series, and to fix the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including, without limitation, the authority to fix or alter the dividend rights, dividend rates, conversion rights, exchange rights, voting rights, rights and terms of redemption (including sinking and purchase fund provisions), the redemption price or prices, the dissolution preferences and the rights in respect to any distribution of assets of any wholly unissued series of Preferred Stock and the number of shares constituting any such series, and the designation thereof, or any of them and to increase or decrease the number of shares of any series so created, subsequent to the issue of that series but not below the number of shares of such series then outstanding. In case the number of shares of any series shall be so decreased, the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.

          There shall be no limitation or restriction on any variation between any of the different series of Preferred Stock as to the designations, preferences and relative, participating, optional or other special rights, and the qualifications, limitations or restrictions thereof; and the several series of Preferred Stock may, except as hereinafter in the Article IV otherwise expressly provided, vary in any and all respects as fixed and determined by the resolution or resolutions of the Board of Directors, providing for the issuance of the various series; provided, however, that all shares of any one series of Preferred Stock shall have the same designation, preferences and relative, participating, optional or other special rights and qualifications, limitations and restrictions.

          Except as otherwise required by law, or as otherwise fixed by resolution or resolutions of the Board of Directors with respect to one or more series of Preferred Stock, the entire voting power and all voting rights shall be vested exclusively in the Common Stock, and each stockholder of the Corporation who at the time possesses voting power for any purpose shall be entitled to one vote for each share of such stock standing in his name on the books of the Corporation."

PURPOSE AND EFFECT OF THE AMENDMENT

     As of the Record Date, of the Company's 50,000,000 authorized shares of Common Stock, 27,609,990 shares were issued and outstanding, 4,634,584 shares were subject to outstanding options granted pursuant to the Company's current stock option plans and proposed stock incentive and stock purchase plan (together, the "Plans"), 358,423 shares were subject to outstanding warrants and 3,448,745 shares of the Company's Common Stock at the conversion price of $18.34, subject to certain adjustments were issuable pursuant to 7 1/4% Convertible Subordinated Notes, convertible at any time prior to December 1, 2003. The principal purpose of the proposed Amendment is to authorize additional shares of Common Stock which will be available in the event that the Board of Directors determines that it is necessary or appropriate, to among other things effect future stock dividends or stock splits, raise additional capital through the sale of securities, acquire another company or its business or assets through the issuance of securities, or establish a strategic relationship with a corporate partner through the exchange of securities.

     On March 15, 1999, the Company entered into an agreement pursuant to which one of its wholly-owned subsidiaries would merge with and into BuyDirect.com, Inc., a leading online software retailer for consumers and business customers. Upon the closing of this merger on March 30, 1999, BuyDirect.com became a wholly-owned subsidiary of the Company. Pursuant to the merger the Company will be issuing approximately 4,943,767 shares of Common Stock to BuyDirect.com's stockholders in exchange for their outstanding shares of BuyDirect.com common and preferred stock. In addition, the Company has reserved approximately 281,988 shares of Common Stock for issuance upon the exercise of options the Company assumed in connection with the merger.

     Subject to market conditions and other factors the Company anticipates closing a public offering registering up to 4,600,000 shares of Common Stock (of which up to 3,600,000 shares will be offered by the Company and 1,000,000 shares will be offered by certain stockholders of the Company) prior to this Annual Meeting of Stockholders to be held on April 30, 1999. Such public offering will be made only by means of a prospectus and will not result in a change in control of the Company.

     If the proposed Amendment is adopted, the aggregate number of authorized shares of Common Stock will be increased from 50,000,000 shares to 70,000,000 shares. If the Amendment is not approved, the number of authorized shares will remain the same and management will have limited flexibility to do the things described above. The Board of Directors has no immediate plans, understandings, agreements or commitments to issue any of the additional shares of Common Stock.

     There will be no change in the voting rights, dividend rights, liquidation rights, preemptive rights or any other stockholder rights as a result of the proposed Amendment. The additional shares might be issued at such times and under such circumstances as to have a dilutive effect on earnings per share and on the equity ownership of the present holders of Common Stock.

POTENTIAL ANTI-TAKEOVER EFFECT

     The proposed Amendment could, under certain circumstances, have an anti-takeover effect, although this is not the intention of the proposal. The increased number of authorized shares of Common Stock could discourage, or be used to impede, an attempt to acquire or otherwise change control of the Company. The private placement of shares of Common Stock into "friendly" hands, for example, could dilute the voting strength of a party seeking control of the Company. Furthermore, many companies have issued warrants or other rights to acquire additional shares of Common Stock to the holders of its Common Stock to discourage or defeat unsolicited share accumulation programs and acquisition proposals, which programs or proposals may be viewed by the Board of Directors as not in the best interest of the Company and its stockholders. Although the Company has no present intent to use the additional authorized shares of Common Stock for such purposes, if this Amendment is adopted, more capital stock of the Company would be available for such purposes than is currently available.

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, assuming a quorum is present, is necessary for approval of the Amendment. Therefore, abstentions and broker non-votes (which may occur if a beneficial owner of stock where shares are held in a brokerage or bank account fails to provide the broker or the bank voting instructions as to such shares) effectively count as votes against the Amendment.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
                RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT

                                 PROPOSAL NO. 3

                     APPROVAL OF THE BEYOND.COM CORPORATION
                           1999 STOCK INCENTIVE PLAN

GENERAL

     The Company's stockholders are being asked to approve the adoption of the Company's 1999 Stock Incentive Plan (the "Incentive Plan") if the Company's stockholders adopt the Incentive Plan the Company will not issue further awards under its 1998 Stock Option Plan. In the following discussion of the Incentive Plan capitalized terms have the same meanings as defined in the Incentive Plan, unless otherwise noted.

     The Incentive Plan is intended to enable the Company and its Related Entities (as defined in the Plan) to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, to promote the success of the Company's business, and to increase stockholder value by further aligning the interests of key employees with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Related Entities to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities.

     Initially, a total of 2,000,000 shares of Common Stock (the "Shares") have been reserved for issuance under the Incentive Plan. The maximum aggregate number of Shares available for grant under the Incentive Plan, including incentive stock options ("ISOs"), is 2,000,000 Shares. The Incentive Plan will terminate in March 2009, unless earlier terminated by the Board.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 3. For purposes of the vote on Proposal No. 3, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote.

     New Plan Benefits. As of the date of this Proxy Statement, no directors and no associates of any director, nominee for director or officer has been granted any options subject to stockholder approval of the proposed Incentive Plan. Other than the formula option grants to non-employee directors, as described in
Section 7 of the Incentive Plan, the benefits to be received pursuant to the Incentive Plan by the Company's directors, nominees for director, officers and employees are not determinable at this time.

                       THE BOARD OF DIRECTORS UNANIMOUSLY
        RECOMMENDS A VOTE FOR APPROVAL OF THE 1999 STOCK INCENTIVE PLAN

     A general description of the principal terms of the Incentive Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Incentive Plan, a copy of which is attached to this Proxy Statement as Exhibit A and is incorporated by reference herein.

GENERAL DESCRIPTION

     The Incentive Plan provides for the grant of options, SARs, dividend equivalent rights, restricted stock, and awards which may be earned in whole or in part upon attainment of performance criteria established by the Incentive Plan administrator. The maximum number of Shares with respect to which options and SARs may be granted to an employee of the Company during a fiscal year of the Company is 1,000,000 Shares.

     The Incentive Plan is administered, with respect to grants to directors, officers, consultants, and other employees, by the plan administrator (the "Administrator"), defined as the Board or one or more committees designated by the Board. The Board's Compensation Committee has been appointed the Administrator of the Incentive Plan. With respect to grants to officers and directors, the committee shall be constituted in such a manner as to satisfy applicable laws, including Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended. The Board may authorize one or more officers to grant Awards, subject to certain limitations, to employees or consultants who are neither directors nor officers of the Company.

     The Board may at any time amend, suspend or terminate the Incentive Plan. To the extent necessary to comply with applicable provisions of federal securities laws, state corporate and securities laws, the Internal Revenue Code of 1986, as amended (the "Code"), the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein, the Company will obtain stockholder approval of any amendment to the Incentive Plan in such a manner and to such a degree as required.

     Stock options granted under the Incentive Plan may be either ISOs under the provisions of Section 422 of the Code, or non-qualified stock options. ISOs may be granted only to employees of the Company or any parent or subsidiary corporation of the Company. Awards other than ISOs may be granted to employees, directors and consultants. Under the Incentive Plan, Awards may be granted to such employees, directors or consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     Under the Incentive Plan, ISOs may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised during the lifetime of the grantee only by the grantee. However, the Incentive Plan permits the designation of beneficiaries by holders of ISOs. Other Awards are transferable to the extent provided in the Award Agreement.

     The Incentive Plan authorizes the Administrator to select the employees, directors and consultants of the Company to whom Awards may be granted and to determine the terms and conditions of any Award; however, the term of an ISO may not be for more than ten years (or five years in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company). The Incentive Plan authorizes the Administrator to grant Awards at an exercise price determined by the Administrator. In the case of ISOs, such price cannot be less than 100% (or 110%, in the case of ISOs granted to any grantee who owns stock representing more than 10% of the combined voting power of the Company or any parent or subsidiary corporation of the Company) of the fair market value of the Common Stock on the date the option is granted. Similarly, in the case of non-qualified stock options, the price cannot be less than 100% of the fair market value of the Common Stock on the date the option is granted. The exercise price is generally payable in cash, check, or, in certain circumstances, with a promissory note, with such documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of an Award and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or with shares of Common Stock. The aggregate fair market value of the Common Stock with respect to any ISOs that are exercisable for the first time by an eligible employee in any calendar year may not exceed $100,000.

     The Awards may be granted subject to vesting schedules and restrictions on transfer and repurchase or forfeiture rights in favor of the Company as specified in the agreements to be issued under the Incentive Plan. The vesting schedule is accelerated by 50% of the number of shares covered by the option upon a Covered Termination (as defined in the Incentive Plan). A Covered Termination results if an optionee's employment is terminated without cause or there is a Constructive Termination (as defined in the Incentive Plan) within twelve months of a Change of Control (as defined in the Incentive Plan). The options become exercisable 10 days before consummation of the Change of Control. Effective upon the consummation of the Change of Control, all outstanding Awards under the Incentive Plan shall terminate unless assumed by the successor company or its parent.

     Under the Incentive Plan, the Administrator may establish one or more programs under the Incentive Plan to permit selected grantees the opportunity to elect to defer receipt of consideration payable under an Award. The Administrator also may establish under the Incentive Plan separate programs for the grant of particular forms of Awards to one or more classes of grantees. In addition, under the Incentive Plan non-employee directors are granted an Initial Grant to purchase 20,000 shares upon their appointment to the Board and Follow-On Grants in the amount of 5,000 shares following the conclusion of each Annual Meeting of Stockholders commencing with the 2000 Annual Meeting of Stockholders. The Initial Grants and Follow-On Grants become exercisable over four years with 25% of the shares subject to the grant vesting one year from the date of grant and the remaining shares vesting monthly thereafter.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following summarizes only the federal income tax consequences of stock options and shares of restricted stock granted under the Incentive Plan. State and local tax consequences may differ.

     The grant of a nonqualified stock option under the Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. Upon exercise of a nonqualified stock option, the optionee is subject to income taxes at the rate applicable to ordinary compensation income on the difference between the option price and the fair market value of the Shares on the date of exercise. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the optionee. Any gain or loss on the optionee's subsequent disposition of the Shares of Common Stock will receive long or short-term capital gain or loss treatment, depending on whether the Shares are held for more than twelve months following exercise. The Company does not receive a tax deduction for any such gain. Capital gains currently are taxed at the same rates as ordinary income, except that the maximum marginal rate at which ordinary income is taxed to individuals is currently 39.6% and the maximum rate at which long-term capital gains are taxed is 20% for property held for more than twelve months.

     The grant of an ISO under the Incentive Plan will not result in any federal income tax consequences to the optionee or to the Company. An optionee recognizes no federal taxable income upon exercising an ISO (subject to the alternative minimum tax rules discussed below), and the Company receives no deduction at the time of exercise. In the event of a disposition of stock acquired upon exercise of an ISO, the tax consequences depend upon how long the optionee has held the Shares of Common Stock. If the optionee does not dispose of the Shares within two years after the ISO was granted, nor within one year after the ISO was exercised and Shares were purchased, the optionee will recognize a long-term capital gain (or loss) equal to the difference between the sale price of the Shares and the exercise price. The Company is not entitled to any deduction under these circumstances.

     If the optionee fails to satisfy either of the foregoing holding periods, he or she must recognize ordinary income in the year of the disposition (referred to as a "disqualifying disposition"). The amount of such ordinary income generally is the lesser of (i) the difference between the amount realized on disposition and the exercise price, or (ii) the difference between the fair market value of the stock on the exercise date and the exercise price. Any gain in excess of the amount taxed as ordinary income will be treated as a long or short-term capital gain, depending on whether the stock was held for more than twelve months. The Company, in the year of the disqualifying disposition, is entitled to a deduction equal to the amount of ordinary income recognized by the optionee.

     The "spread" under an ISO -- i.e., the difference between the fair market value of the Shares at exercise and the exercise price -- is classified as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The grant of restricted stock will subject the recipient to ordinary compensation income on the difference between the amount paid for such stock and the fair market value of the Shares on the date that the restrictions lapse. This income is subject to withholding for federal income and employment tax purposes. The Company is entitled to an income tax deduction in the amount of the income recognized by the recipient. Any gain or loss on the recipient's subsequent disposition of the Shares will receive long or short-term capital gain or loss treatment depending on whether the Shares are held for more than twelve months and depending on how long the stock has been held since the restrictions lapsed. The Company does not receive a tax deduction for any such gain. Recipients of restricted stock may make an election under Internal Revenue Code Section 83(b) to recognize as ordinary compensation income in the year that such restricted stock is granted the amount equal to the spread between the amount paid for such stock and the fair market value on date of the issuance of the stock. If such an election is made, the recipient recognizes no further amounts of compensation income upon the lapse of any restrictions and any gain or loss on subsequent disposition will be long or short-term capital gain. The
Section 83(b) election must be made within thirty days from the time the restricted stock is issued.

                                 PROPOSAL NO. 4

                     APPROVAL OF THE BEYOND.COM CORPORATION
                       1999 EMPLOYEE STOCK PURCHASE PLAN

GENERAL

     The Company's stockholders are being asked to approve the adoption of the Company's 1999 Employee Stock Purchase Plan (the "Purchase Plan"). In the following discussion of the Purchase Plan capitalized terms have the same meanings as defined in the Purchase Plan, unless otherwise noted.

     The purpose of the Purchase Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Purchase Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Purchase Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code. The Purchase Plan is intended to enable the Company and its Designated Parents or Subsidiaries to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, to promote the success of the Company's business, and to increase stockholder value by further aligning the interests of its employees with the interests of the Company's stockholders by providing an opportunity to benefit from stock price appreciation that generally accompanies improved financial performance. The Board of Directors believes that the Company's long term success is dependent upon the ability of the Company and its Designated Parents or Subsidiaries to attract and retain superior individuals who, by virtue of their ability and qualifications, make important contributions to the Company and its Related Entities.

     Initially, a total of 1,000,000 shares of Common Stock (the "Shares") have been reserved for issuance under the Purchase Plan. The Purchase Plan will terminate in March 2009, unless earlier terminated by the Board.

     The affirmative vote of a majority of the shares present in person or by proxy at the Annual Meeting and entitled to vote is required for adoption of Proposal No. 4. For purposes of the vote on Proposal No. 4, abstentions will have the same effect as votes against the proposal and broker non-votes will not be counted as votes cast.

     New Plan Benefits. As of the date of this Proxy Statement, no officer has been granted any rights subject to stockholder approval of the proposed Purchase Plan. The benefits to be received pursuant to the Purchase Plan by the Company's officers and employees are not determinable at this time.

                 THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS
          A VOTE FOR APPROVAL OF THE 1999 EMPLOYEE STOCK PURCHASE PLAN

     A general description of the principal terms of the Purchase Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Purchase Plan, a copy of which is attached to this Proxy Statement as Exhibit B and is incorporated by reference herein.

GENERAL DESCRIPTION

     The purpose of the Purchase Plan is to provide employees of the Company who participate in the Purchase Plan with an opportunity to purchase Common Stock of the Company through payroll deductions. The Purchase Plan, and the right of participants to make purchases thereunder, is intended to qualify as an "employee stock purchase plan" under the provisions of Section 423 of the Code. Employees of the Company and its Designated Parents or Subsidiaries are eligible to participate in the Purchase Plan. Directors who are not employees are not eligible to participate.

     Any person who is employed by the Company (or any of its majority-owned subsidiaries for whom the appropriate regulatory filings and action by the Board of Directors have been made) for at least 20 hours per week and more than five months in a calendar year is eligible to participate in the Purchase Plan provided that the employee is employed on the first day of an Offer Period and subject to certain limitations imposed by Section 423(b) of the Code. Eligible employees become participants in the Purchase Plan by delivering to the Company a subscription agreement authorizing payroll deductions prior to the commencement of the applicable Purchase Period.

     The Purchase Plan is implemented by overlapping or consecutive Offer Periods during which there are four Purchase Periods. The Board of Directors may alter the duration of the Offer Periods, up to a maximum of 27 months, without stockholder approval. Certain additional limitations on the amount of Common Stock which may be purchased in any calendar year are imposed by the Code.

     The price per share at which Shares are sold under the Purchase Plan is equal to the lower of (i) 85% of the fair market value of the Common Stock on the date of commencement of the Offer Period and (ii) 85% of the fair market value of the Common Stock on the Exercise Date. The fair market value of the Common Stock on a given date is determined by the Board of Directors based upon the last sale price of the Common Stock on the Nasdaq National Market as of such date. The number of shares of Common Stock which may be purchased is subject to adjustment in the event of a stock split, stock dividend or other similar change in the Common Stock or the capital structure of the Company. The Company makes no cash contributions to the Purchase Plan, but bears the expenses of administration. The Purchase Plan is administered by the Compensation Committee, which has the authority to determine the terms and conditions under which shares are to be offered and corresponding options are to be granted under the Purchase Plan for any Offer Period during the term of the Purchase Plan, and to resolve all questions relating to the administration of the plan. The Purchase Plan will terminate on the date preceding the tenth anniversary of its date of adoption, unless earlier terminated by the Board of Directors.

     Notwithstanding the foregoing, (i) no employee will be permitted to subscribe for shares under the Purchase Plan if, immediately after the grant of the option, the employee would own 5% or more of the voting power or value of all classes of stock of the Company or of a parent or of any of its subsidiaries (including stock which may be purchased under the Purchase Plan or pursuant to any other options), (ii) no employee shall be granted an option which would permit the employee to buy pursuant to the Purchase Plan more than $25,000 worth of stock (determined at the fair market value of the shares at the time the option is granted) in any calendar year, and (iii) employees shall not be permitted in any Purchase Period to purchase more than 500 shares.

     A participant may decrease the rate of his or her payroll deduction for the remainder of a Offer Period by filling out the appropriate form and delivering it to the Company (or its designee). The reduced rate will become effective with the first full payroll period following ten business days after the Company receives the form unless the Company elects to process changes more quickly, and will remain in effect for the entire Offer Period and each subsequent Offer Period.

     A participant may also decrease or increase his or her rate of payroll deduction (to the 10% maximum allowed by the Purchase Plan) for a subsequent Offer Period or Purchase Period by filing a new payroll deduction authorization with the Company prior to the start of that Offer Period or Purchase Period. The new rate will become effective on the first day of the Offer Period or Purchase Period following the tenth business day after filing the new authorization and will remain in effect for the entire Offer Period and each subsequent Offer Period.

     A participant's interest in a given Offer Period may be terminated in whole, but not in part, by signing and delivering to the Company a notice of withdrawal from the Purchase Plan. Such withdrawal may be elected at any time prior to the end of the applicable six-month Offer Period. Any withdrawal by the participant of accumulated payroll deductions for a given Offer Period automatically terminates the participant's interest in that Purchase Period. The failure to remain in the continuous employ of the Company (or a Designated Parent or Subsidiary) for at least 20 hours per week and more than five months in a calendar year during an Offer Period will be deemed to be a withdrawal from that Offer Period.

     No rights or accumulated payroll deductions of a participant under the Purchase Plan may be pledged, assigned or transferred for any reason and any such attempt may be treated by the Company as an election to withdraw from the Purchase Plan.

CERTAIN FEDERAL TAX CONSEQUENCES

     The following discussion summarizes certain tax considerations for participants in the Purchase Plan and certain tax effects to the Company. State and local tax consequences may differ.

     Amounts deducted from a participant's pay under the Purchase Plan are part of the employee's regular compensation and remain subject to federal, state and local income and employment withholding taxes. A participant will not recognize any additional income at the time the participant elects to participate in the Purchase Plan, or purchases Common Stock under the Purchase Plan.

     If a participant disposes of Common Stock purchased pursuant to the Purchase Plan within two years after the first day of the Offer Period or within one year of the purchase of Common Stock (the "Minimum Holding Period"), the participant will recognize, for federal tax purposes, ordinary compensation income at the time of disposition of the Common Stock in an amount equal to the excess of the fair market value of the Common Stock on the day the Common Stock was purchased over the purchase price the participant paid for the Common Stock. This amount may be subject to withholding for taxes. In addition, a participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the Common Stock (that is, the purchase price plus the amount taxed as compensation income).

     If a participant disposes of Common Stock purchased pursuant to the Purchase Plan at any time after the Minimum Holding Period, the participant will recognize, for federal tax purposes, ordinary compensation income at the time of such disposition in an amount equal to the lesser of (a) the excess (or zero if there is no excess) of the fair market value of the Common Stock at the time of such disposition over the amount paid for the Common Stock, or (b) 15% of the fair market value of the Common Stock on the first day of the Offer Period. In addition, the participant generally will recognize a capital gain or loss in an amount equal to the difference between the amount realized upon the disposition of the Common Stock and the participant's basis in the stock (that is, the purchase price plus the amount, if any, taxed as compensation income).

     Although the amounts deducted from a participant's pay under the Purchase Plan generally are tax-deductible business expenses of the Company, the Company generally will not be allowed any additional deduction by reason of a participant's purchase of Common Stock under the Purchase Plan. However, if a participant disposes of Common Stock purchased pursuant to the Purchase Plan within the Minimum Holding Period, the Company should be entitled to a deduction in an amount equal to the compensation income recognized by the participant. If a participant disposes of Common Stock purchased under the Purchase Plan after the Minimum Holding Period, the Company will not receive any deduction for federal income tax purposes with respect to the Common Stock.

                                 PROPOSAL NO. 5

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

     The Board of Directors has selected Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for 1999 and recommends that the stockholders ratify such selection. In the event that a majority of the outstanding shares are not voted in favor of ratification, the Board will reconsider its selection. Unless otherwise instructed, the proxy holders will vote the proxies they receive for the ratification of Ernst & Young LLP as the independent auditors for 1999. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will have the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR RATIFICATION
      OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR 1999

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth certain information about our executive officers and directors.

                  NAME                    AGE             POSITION WITH COMPANY
                  ----                    ---             ---------------------
William S. McKiernan....................  42    Chairman of the Board of Directors
Mark L. Breier..........................  39    President, Chief Executive Officer and
                                                Director
John P. Pettitt.........................  36    Executive Vice President and Chief
                                                Technology Officer
James R. Lussier........................  42    Vice President, Business Operations and
                                                Corporate Strategy
Michael J. Praisner.....................  52    Vice President, Finance and Administration
                                                and Chief Financial Officer
Alan C. DeClerck........................  44    Vice President, Worldwide Sales
Brian J. Sroub..........................  39    Vice President, Marketing
Mala Anand..............................  31    Vice President, Engineering
John D. Vigouroux.......................  39    Vice President, Business Development
Douglas Carlston(1).....................  51    Director
John S. Chen(1).........................  43    Director
Bert Kolde(2)...........................  44    Director
Ronald S. Posner(2).....................  56    Director

---------------
(1) Member of Compensation Committee

(2) Member of Audit Committee

     JOHN P. PETTITT is a co-founder of Beyond.com and has served as Executive Vice President and Chief Technology Officer since its inception in 1994. From 1992 to 1994, Mr. Pettitt consulted on a number of Internet and intranet projects, including a national medical imaging network. From 1986 to 1992, Mr. Pettitt served as Group Vice President and Technical Director of Specialix PLC, a leading supplier of communications controllers for UNIX systems. While at Specialix, Mr. Pettitt received the 1992 British Design Award for designing a new distributed, fault tolerant data switch. Mr. Pettitt also co-founded the United Kingdom Internet Consortium.

     JAMES R. LUSSIER joined Beyond.com in April 1998 as Vice President, Business Operations and Corporate Strategy. From September 1993 to April 1998, Mr. Lussier served as an Associate Partner of Andersen Consulting where he was responsible for the Electronics and High Technology Strategy Practice Group and was a member of the Commerce Core Team. Mr. Lussier holds a B.S. in Finance from the Wharton School, University of Pennsylvania, an M.A. in Sociology, with an emphasis in Statistics, from the University of California at Berkeley and an M.B.A. from the Stanford University Graduate School of Business.

     MICHAEL J. PRAISNER joined Beyond.com as Vice President, Finance and Administration and Chief Financial Officer in April 1998. From 1995 to February 1998, Mr. Praisner served as Vice President, Finance and Administration, Chief Financial Officer and Secretary of Silicon Storage Technology, Inc., a supplier of flash memory devices. From 1994 to 1995, he served as Vice President, Finance and Chief Financial Officer of MicroModule Systems, Inc., a manufacturer of multichip modules for computer and telecommunications applications. From 1992 to 1993, he served as Vice President, Finance and Chief Financial Officer of Electronics for Imaging, Inc., a manufacturer of color desktop publishing computer systems. During part of 1991, he served as Vice President, Finance and Chief Financial Officer of Digital Link Corp., a computer communications equipment company. From 1989 to 1991, he served as Corporate Controller of Applied Materials Inc., a manufacturer of semiconductor wafer fabrication equipment. Mr. Praisner holds a B.A. in Liberal Arts and an M.B.A. from Southern Methodist University and is a Certified Public Accountant.

     ALAN C. DECLERCK joined Beyond.com in April 1998 as Vice President, Sales. From August 1995 until he joined Beyond.com, Mr. DeClerck served as International Director, ISVs & Integrators, for Sun Microsystems Computer Corporation. From January 1990 until August 1995, Mr. DeClerck served other roles at Sun Microsystems, including Director, Corporate Business Development, Director of Marketing and Business Development at FirstPerson, a Sun Microsystems subsidiary that developed the initial Java technology, and various sales and sales management roles. Mr. DeClerck was involved in marketing and sales roles from 1980 until 1989 at Network Equipment Technologies, Industrial Networking, Inc. and General Motors Corporation. Mr. DeClerck holds an A.B. in International Relations from Brown University, a M. Phil. in International Relations from Oxford University and an M.B.A. from the Stanford University Graduate School of Business.

     BRIAN J. SROUB joined Beyond.com in April 1998 as Vice President, Marketing. From June 1995 to April 1998, Mr. Sroub served as Vice President, Marketing of Hearst New Media & Technology, a worldwide media company. From October 1993 to May 1995, Mr. Sroub served as Vice President, Sales & Marketing of Sony Electronics. Prior to October 1993, Mr. Sroub co-founded Home Environmental Products, a start up horticultural corporation, and was a Brand Manager at Procter & Gamble Company. Mr. Sroub holds a B.A. in Liberal Arts from Boston College, an M.A. in Economics from Boston College and an M.B.A. from the Stanford University Graduate School of Business.

     MALA ANAND joined Beyond.com in June 1998 as Vice President, Engineering. From January 1995 until she joined Beyond.com, Ms. Anand served as Director of Product Development with the Internet application services division at Oracle Corporation. From 1992 to 1995, Ms. Anand was a technical architect and a principal engineer of Digital Equipment Corporation's software supply business. Ms. Anand holds an M.S. in Computer Science from Brown University and a B.S. in Computer Science from the University of Massachusetts.

     JOHN D. VIGOUROUX joined Beyond.com in October 1998 as Vice President, Business Development. From June 1997 until he joined Beyond.com, Mr. Vigouroux served as Vice President of Business Development of Net Objects, Inc. From August 1996 to June 1997, Mr. Vigouroux served as a Director of Business Development of Cisco Systems, Inc. From August 1993 to August 1996, Mr. Vigouroux served as Manager of Strategic Opportunities of Adobe Systems, Inc. Mr. Vigouroux holds an M.B.A. from New Hampshire College and a B.S. in Organizational Behavior and Development from Averett College.

EXECUTIVE COMPENSATION

     The following table sets forth certain information concerning compensation of and stock options granted to each of the persons serving as the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company (collectively, the "Named Executive Officers"). In March 1998, Mr. McKiernan resigned as our President and Chief Executive Officer and commenced service as the Chairman of our Board of Directors, where he presently earns a salary of $100,000 per annum. In March 1998, Mr. Breier was hired as our President and Chief Executive Officer.

                           SUMMARY COMPENSATION TABLE

                                                                             LONG TERM
                                                                            COMPENSATION
                                                                            ------------
                                                  ANNUAL COMPENSATION        SECURITIES
                                              ---------------------------    UNDERLYING     ALL OTHER
        NAME AND PRINCIPAL POSITION           YEAR   SALARY($)   BONUS($)    OPTIONS(#)    COMPENSATION
        ---------------------------           ----   ---------   --------   ------------   ------------
William S. McKiernan........................  1998   $ 91,500         --            --            --
  Chairman of the Board.....................  1997    165,000         --            --            --
Mark L. Breier (1)..........................  1998    150,000    $37,500     1,000,000       $65,000(2)
  President and Chief Executive Officer
John P. Pettitt.............................  1998    141,000         --            --            --
  Executive Vice President and Chief
  Technology Officer........................  1997    130,000        100            --            --
Michael J. Praisner(3)......................  1998    120,000         --       200,000            --
  Vice President, Finance and Administration
  and Chief Financial Officer
Brian J. Sroub(3)...........................  1998    127,000         --       180,000            --
  Vice President, Marketing
James R. Lussier(3).........................  1998    126,000         --       180,000            --
  Vice President, Business Operations and
  Corporate Strategy

---------------
(1) Mr. Breier was hired in March 1998.

(2) Represents a relocation allowance payment to Mr. Breier.

(3) Messrs. Praisner, Sroub and Lussier were each hired in April 1998.

STOCK OPTION INFORMATION

     The following table sets forth certain information with respect to stock options granted in fiscal 1998 to the Named Executives Officers.

                          OPTION GRANTS IN FISCAL 1998

                                                     INDIVIDUAL GRANTS(1)
                                       ------------------------------------------------   POTENTIAL REALIZABLE VALUE
                          NUMBER OF                                                       AT ASSUMED ANNUAL RATES OF
                          SECURITIES       % OF TOTAL                                       STOCK APPRECIATION FOR
                          UNDERLYING    OPTIONS GRANTED                                         OPTION TERM(4)
                           OPTIONS        TO EMPLOYEES      EXERCISE PRICE   EXPIRATION   ---------------------------
          NAME            GRANTED(#)   IN FISCAL YEAR(2)     ($/SHARE)(3)       DATE         5%($)          10%($)
          ----            ----------   ------------------   --------------   ----------   ------------   ------------
William S. McKiernan....         --             --                 --                --            --             --
Mark L. Breier..........  1,000,000          25.8%              $2.60        03/30/2008    $4,235,126     $6,743,730
John P. Pettitt.........         --             --                 --                --            --             --
Michael J. Praisner.....    200,000           5.2%              $4.36        04/07/2008    $1,420,396     $2,261,743
Brian J. Sroub..........    180,000           4.7%              $5.44        04/25/2008    $1,595,014     $2,539,793
James R. Lussier........    180,000           4.7%              $5.44        04/25/2008    $1,595,014     $2,539,793

---------------
(1) Each of these options vests over four years at a rate of 25% of the shares subject to the option after one year and the remaining shares subject to the option at the rate of 1/48th per month thereafter. Each of these options has a ten-year term.

(2) Based on an aggregate of 3,868,946 options granted by Beyond.com during the fiscal year ended 1998 to employees of and consultants to Beyond.com, including the Named Executives.

(3) The exercise price per share of each option was equal to the fair market value of the Common Stock on the date of grant as determined by the Board of Directors.

(4) The potential realizable value is calculated based on the term of the option at its time of grant (ten years). It is calculated assuming that the fair market value of the Common Stock on the date of grant appreciates at the indicated annual rate compounded annually for the entire term of the option and that the option is exercised and sold on the last day of its term for the appreciated stock price.

     The following table sets forth certain information regarding stock options held as of December 31, 1998 by the Named Executives Officers.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF SECURITIES
                                                                  UNDERLYING UNEXERCISED      VALUE OF UNEXERCISED IN-THE-
                                                                       OPTIONS AS OF               MONEY OPTIONS AS OF
                                   SHARES                          DECEMBER 31, 1998(#)          DECEMBER 31, 1998($)(1)
                                ACQUIRED ON          VALUE      ---------------------------   -----------------------------
           NAME                 EXERCISE(#)       REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
           ----              ------------------   -----------   -----------   -------------   ------------   --------------
William S. McKiernan.......         --                --                --             --              --              --
Mark L. Breier.............         --                --                --      1,000,000     $         0     $18,150,000
John P. Pettitt............         --                --         1,250,000             --     $25,932,500     $         0
Michael J. Praisner........         --                --                --        200,000     $         0     $ 3,278,000
Brian J. Sroub.............         --                --                --        180,000     $         0     $ 2,755,800
James R. Lussier...........         --                --                --        180,000     $         0     $ 2,755,800

---------------
(1) The value of unexercised "in-the-money" options represents the difference between the exercise price of stock options and $20.75, the closing sales price of the Common Stock on December 31, 1998.

EMPLOYMENT AGREEMENTS

     The Company and Mark L. Breier are parties to an employment agreement dated March 23, 1998 (the "Breier Agreement"). Mr. Breier's annual base salary under the Breier Agreement is $200,000, subject to good faith adjustment by our Board of Directors. In addition, Mr. Breier is eligible to participate in the Company's executive benefit plans and to earn an annual bonus in the amount of $50,000, payable quarterly, based on achievement of objectives mutually determined by Mr. Breier and our Board of Directors at the beginning of each year of employment. According to the Breier Agreement, $25,000 of Mr. Breier's potential bonus for 1998 was guaranteed and paid to Mr. Brier in quarterly installments.

     Pursuant to the Breier Agreement, the Company granted an option to purchase 1,000,000 shares of Common Stock to Mr. Breier on March 30, 1998, under the 1995 Stock Option Plan. This option has an exercise price of $2.60 per share and is governed generally by the terms of the 1995 Stock Option Plan, with certain limited exceptions including acceleration of the vesting in connection with a change of control (as defined in the Breier Agreement). In the event Mr. Breier is terminated at any time for any reason other than fraud or willful malfeasance or willful and continuing (after notice) neglect of duties, the Company will pay severance in an amount equal to Mr. Breier's base salary at the time of such termination, for the lesser of twelve months or that number of months before which he obtains a position with another firm. Further, if Mr. Breier is terminated with or without cause the Company will accelerate the vesting of his option such that 125,000 shares subject to such option vest immediately, if such termination is prior to the first anniversary of the date his employment started, or such that the vesting of all shares subject to such option is accelerated by six months, if such termination is after the first anniversary of the date his employment started but prior to 18 months after such date.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     None of the members of the Company's Compensation Committee is an officer or employee of Beyond.com. Two of the six members of the Company's Board of Directors also serve as members of the Board of Directors of CyberSource Corporation. Other than with respect to CyberSource, no interlocking relationship exists between the Company's Board of Directors or Compensation Committee and the board of directors or compensation committee of any other company, nor has such an interlocking relationship existed in the past.

                              CERTAIN TRANSACTIONS

STOCK AND WARRANT ISSUANCES

     Since January 1, 1996, the Company has issued shares of common stock to certain insiders and shares of preferred stock in private placement transactions each as set forth below.

     In February 1996, the Company issued shares of Series A preferred stock in private placements to certain investors including 253,131 shares to C.E. Unterberg Towbin Capital Partners I, L.P. at a purchase price of $0.76 per share. In this section of this proxy statement, we refer to C.E. Unterberg Towbin Capital Partners I, L.P. as "Unterberg Partners I." The shares of Series A preferred stock held by Unterberg Partners I converted into 506,262 shares of common stock upon consummation of the Company's initial public offering. Steven
P. Novak, formerly a member of the Company's Board of Directors, is a Managing Director of C. E. Unterberg, Towbin, an affiliate of the general partner of Unterberg Partners I.

     In July 1996, the Company issued shares of Series B preferred stock in a private placement to certain investors, including 925,926 shares to Vulcan Ventures Inc., at a purchase price of $2.25 per share. In this section of this proxy statement we refer to Vulcan Ventures Inc. as "Vulcan." Bert Kolde, one of the Company's directors, serves as a director, Vice President, Treasurer and Secretary of Vulcan, as well as President of the Paul G. Allen Virtual Education Foundation and the Paul G. Allen Forest Protection Foundation, and as a director of several other companies controlled by Mr. Allen, who maintains a controlling interest of Vulcan. Mr. Kolde disclaims beneficial ownership of the shares of common stock issued to Vulcan, except for his proportional interest therein, if any. All of the outstanding shares of Series B preferred stock converted on a two-for-one basis into 4,074,076 shares of common stock upon the consummation of the Company's initial public offering.

     In September and December 1997, the Company issued shares of Series C preferred stock in private placements to certain investors at a purchase price of $2.04 per share. The Company issued Series C preferred stock to the following entities:

                                                              NUMBER OF
                         PURCHASER                             SHARES
                         ---------                            ---------
GRP.........................................................  1,470,588
UT Capital Partners International, LDC......................     59,914
UT Technology Partners, LDC.................................    185,184
Unterberg Harris Private Equity Partners, LP................    201,961
Unterberg Harris Private Equity Partners, CV................     43,137
Vulcan......................................................    716,666

In this section of this proxy statement we refer to UT Capital Partners International, LDC, UT Technology Partners, LDC, and Unterberg Harris Private Equity Partners, CV collectively as the "Unterberg Affiliates." In this section of this proxy statement we collectively refer to Global Retail Partners Funding, Inc. and its affiliates (each an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation) that are stockholders of Beyond.com as "GRP." Linda Fayne Levinson, formerly a member of the Company's board of directors, is a principal of Global Retail Partners, L.P., an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation. All shares of Series C preferred stock converted into 3,000,000 shares of common stock upon consummation of our initial public offering.

     In March and April 1998, the Company issued shares of Series D preferred stock in private placements to certain investors at a purchase price of $2.60 per share. We issued Series D preferred stock to the following entities:

                                                              NUMBER OF
                         PURCHASER                             SHARES
                         ---------                            ---------
GRP.........................................................   458,106
Certain of the Unterberg Affiliates.........................   229,052
Vulcan......................................................   458,106

     These shares converted into an aggregate of 1,145,264 shares of common stock upon the consummation of the Company's initial public offering.

     In November and December 1998, the Company issued $63.25 million aggregate principal amount of the Company's 7 1/4% Convertible Subordinated Notes due December 1, 2003 to certain parties, including C.E. Unterberg Towbin and Donaldson, Lufkin & Jenrette Securities Corporation, as two of the initial purchasers of such notes.

OPTION GRANTS AND AGREEMENTS WITH EXECUTIVE OFFICERS AND DIRECTORS

     Under the terms of an oral agreement between the Company and William S. McKiernan, the Chairman of our Board of Directors, the Company repaid, in two installments in December 1997 and January 1998, an aggregate of $105,000 for unpaid salary that the Company had accrued on Mr. McKiernan's behalf for services Mr. McKiernan provided to the Company from the date of our inception through December 1997.

     In July 1998, the Company loaned Brian J. Sroub, the Company's Vice President, Marketing, $300,000 to assist Mr. Sroub's relocation to the Silicon Valley area. This loan is memorialized in a promissory noted issued by Mr. Sroub to the Company, which provides for repayment on or before January 31, 1999, and bears interest at a rate of 6.5% compounded annually. As of December 31, 1998, Mr. Sroub had repaid $270,000 of the principal amount and a balance of $30,000 remained outstanding. In addition, in April 1998, the Company granted Brian J. Sroub, the Company's Vice President, Marketing, an option to purchase 180,000 shares of common stock under the 1998 Stock Option Plan. These options have an exercise price of $5.44 per share and are governed generally by the terms of the 1998 Stock Option Plan.

RELATIONSHIP WITH CYBERSOURCE CORPORATION

     In December 1997, in order to focus on the Company's core business of selling software over the Internet, the Company spun-off the Company's Internet commerce services business to a new Delaware corporation, now called CyberSource Corporation. In connection with the spin-off, CyberSource issued its capital stock to the Company's stockholders such that, following consummation of the spin-off, each of the Company's stockholders held shares of capital stock of CyberSource in equal number and ownership proportion and with the same rights as such stockholder had as the Company's stockholder. On the date of the spin-off, the Company's employees maintained their outstanding options to purchase the Company's common stock and were granted additional stock options in CyberSource based on the extent to which the employees' original options were vested. Employees of CyberSource immediately following the spin-off maintained their outstanding vested stock options to purchase the Company's common stock and were granted additional stock options in CyberSource. The exercise prices of the original and additional option grants were adjusted to reflect the allocation of the current fair market per share price between the Company's and CyberSource's common stock, respectively, at the time of the spin-off. Options held by the CyberSource employees that had not vested as of the date of the spin-off were canceled.

     The Company has entered into certain agreements with CyberSource for the purpose of defining the ongoing relationship between the two companies. At the time of the spin-off of CyberSource, all of the Company's directors were also directors of CyberSource and other members of the Company's management team joined CyberSource as executive officers. As a result, the Company's agreements with CyberSource may not be deemed the result of arm's length negotiations. The Company qualifies the following description of these agreements in their entirety by reference to the agreements, which have been filed as exhibits to the Company's Registration Statements on Form S-1.

     Under the Company's Conveyance Agreement dated December 31, 1997, the Company transferred to CyberSource:

     - technology (including rights to all patent applications, trademarks and other of the Company's intellectual property rights) relating to the Internet commerce services business;

     - contracts and licenses with third parties relating to the Internet commerce services business; and

     - certain tangible assets in connection with credit card processing, fraud screening, export control, territory management and electronic fulfillment services.

     In addition, the Company's employees engaged in the Internet commerce services business were transferred to CyberSource.

     In connection with such transfer, the Company entered into an InterCompany Cross-License Agreement with CyberSource in April 1998, which was amended in May 1998, pursuant to which the Company granted CyberSource a non-exclusive, worldwide, perpetual, irrevocable, royalty-free license to (1) internally use the Company's Cache Manager technology, and (2) use and sublicense the Company's customer database for certain limited purposes in connection with fraud detection and verification. Under this agreement, CyberSource granted the Company a worldwide, perpetual, irrevocable, royalty-free license to internally use CyberSource's Sm@rtCert technology. The Company also received the right to modify such technology for purposes of embedding it into the Company's Cache Manager technology (either alone or in combination with other software) for subsequent sublicense to enterprises and governmental agencies. The Cross License Agreement further provides that the parties shall have joint ownership of certain utility tools made by the parties and allocates between the Company and CyberSource the ownership of improvements, enhancements and modifications made by the parties to the Sm@rtCert and Cache Manager Technology during 1999. The Cross License Agreement also allocates between the Company and CyberSource the ownership of certain inventions each party made on or before June 30, 1998. Each party has agreed to indemnify the other against any third party claims regarding such licensee's use of the licensed technology that results in a claim against the licensor, except to the extent that such claim is based upon a claim that the licensed technology infringes upon any third party's intellectual property rights.

     The Company also entered into an Internet Commerce Services Agreement with CyberSource, pursuant to which CyberSource has agreed to provide certain services including credit card processing, fraud screening, export control, territory management and electronic fulfillment, in a "back office" capacity. This Agreement expired on December 31, 1998, and automatically renewed for an additional one-year term, unless otherwise terminated by either party. Pursuant to the terms of this agreement, the Company have agreed to indemnify CyberSource for an amount not to exceed $100,000 against any claim based upon an allegation that the software the Company distributed infringes upon any third party's intellectual property rights. CyberSource has agreed to indemnify the Company for an amount not to exceed $100,000 against any claim based upon an allegation that CyberSource's services, or the use of any software it provided in connection with its services, infringes any third party's intellectual property rights.

     In connection with the spin-off, the Company approved loans in amounts equal to the adverse incremental income tax any stockholder incurred as a result of the spin-off and the transactions contemplated thereby. In April 1998, the Company loaned $270,000 to William S. McKiernan, the sole stockholder incurring such adverse tax consequences, so as to offset Mr. McKiernan's incremental 1997 income tax. The loan to Mr. McKiernan is secured by 129,808 shares of common stock held by Mr. McKiernan and will be due and payable no later than December 17, 1999. Interest accrues on the loan to Mr. McKiernan at the rate of six and two hundredths percent (6.02%), compounded annually, and shall be payable only at such time the principal is due and payable.

                             PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information known to the Company with respect to beneficial ownership of the Company's Common Stock as of March 24, 1999 by (a) each stockholder known by the Company to be the beneficial owner of more than five percent of the Company's Common Stock, (b) each director and nominee for director of the Company, (c) each Named Executive Officer and (d) all executive officers, directors and nominees for director who beneficially own shares, as a group.

                                                               NUMBER OF SHARES    PERCENTAGE OF SHARES
5% BENEFICIAL OWNERS, DIRECTORS AND NAMED EXECUTIVE OFFICERS  BENEFICIALLY OWNED   BENEFICIALLY OWNED(1)
------------------------------------------------------------  ------------------   ---------------------
William S. McKiernan(2)................................            8,996,154               32.6%
Bert Kolde(3)..........................................            3,051,624               11.0
Vulcan Ventures Inc. ..................................            3,026,624               11.0
  110 110th Avenue NE, Suite 550
  Bellevue, WA 98004
Entities affiliated with C.E. Unterberg, Towbin(4).....            1,980,440                7.2
  Swiss Bank Tower
  10 East 50th Street, 22nd Floor
  New York, New York 10002
Global Retail Partners, L.P. and its affiliates(5).....            1,928,694                7.0
  2121 Avenue of the Stars, Suite 1630
  Los Angeles, CA 90067
John P. Pettitt(6).....................................            1,251,000                4.3
Mark L. Breier(7)......................................              268,750                  *
Michael J. Praisner(8).................................               54,166                  *
James R. Lussier(9)....................................               45,000                  *
Brian J. Sroub(10).....................................               45,000                  *
Douglas Carlston.......................................                    0                  *
John S. Chen...........................................                    0                  *
Ronald S. Posner.......................................                    0                  *
All directors and executive officers as a group
  (13 persons)(11).....................................           13,760,444               47.0%

---------------
  *  Represents beneficial ownership of less than 1% of our Common Stock.

 (1) Number of shares beneficially owned is determined based on 27,609,990 shares outstanding as of March 24, 1999. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of Common Stock subject to options held by that person that are currently exercisable or exercisable within 60 days of March 24, 1999. Such shares issuable pursuant to such options are deemed outstanding for computing the percentage ownership of the person holding such options but not deemed outstanding for the purposes of computing the percentage ownership of each other person. To the our knowledge, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table. Unless otherwise indicated, the address of each of the individuals named above is: c/o Beyond.com Corporation, 1195 West Fremont Avenue, Sunnyvale, California 94087.

 (2) Includes 8,938,464 shares held by Mr. McKiernan and 57,690 shares held by members of Mr. McKiernan's immediate family. Mr. McKiernan disclaims beneficial ownership of the shares held by his immediate family.

 (3) Represents 5,000 shares of Common Stock and options to purchase 30,000 shares of Common Stock, of which 20,000 are exercisable immediately, held by Bert Kolde, one of our directors and a director, the Vice President, Secretary and Treasurer of Vulcan Ventures Inc., and 3,026,624 shares held by Vulcan Ventures Inc. Mr. Kolde disclaims beneficial ownership of the shares owned by Vulcan, except for his proportional interest therein, if any.

 (4) Includes 59,914 shares of Common Stock held by UT Capital Partners International, LDC (formerly UH Capital Partners International, LDC), 368,426 shares held by UT Technology Partners, LDC (formerly UH Technology Partners, LDC); 1,506,262 shares held by C.E. Unterberg Towbin Capital Partners I, L.P. (formerly Unterberg Harris Capital Partners I, L.P.); 37,773 shares held by Unterberg Harris Private Equity Partners, L.P. and 8,065 shares held by Unterberg Harris Private Equity Partners, CV (collectively, the "Unterberg Affiliates").

 (5) Includes 1,928,694 shares of Common Stock held, in the aggregate, by Global Retail Partners, Inc. and its affiliates (each an affiliate of Donaldson, Lufkin & Jenrette Securities Corporation).

 (6) Includes options to purchase 1,250,000 shares of Common Stock, exercisable immediately, held by Mr. Pettitt.

 (7) Includes options to purchase 268,750 shares of Common Stock that vest within 60 days of March 24, 1999, held by Mr. Breier.

 (8) Includes options to purchase 54,166 shares of Common Stock that vest within 60 days of March 24, 1999, held by Mr. Praisner.

 (9) Includes options to purchase 45,000 shares of Common Stock that vest within 60 days of March 24, 1999, held by Mr. Lussier.

(10) Includes options to purchase 45,000 shares of Common Stock that vest within 60 days of March 24, 1999, held by Mr. Sroub.

(11) Includes options to purchase 1,711,166 shares of Common Stock that vest within 60 days of March 24, 1999, held by all directors and executive officers of the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the following report and the Performance Graph which follows shall not be deemed to be incorporated by reference into any such filings.

     In April, 1998, the Board of Directors established the Compensation Committee of the Board of Directors (the "Compensation Committee"). The Compensation Committee has responsibility for reviewing and developing compensation policies applicable to the Company's executive officers and directors, making recommendations to the Board of Directors regarding all forms of compensation to executive officers and directors, and administering the Company's 1995 and 1998 Stock Option Plans and the 1999 Stock Incentive Plan (if approved by the stockholders) (collectively, the "Plans"), under which option grants may be made to executive officers and other key employees.

EXECUTIVE COMPENSATION PHILOSOPHY

     The Compensation Committee believes that the primary goal of the Company's executive compensation program should be related to creating stockholder value. The executive compensation policies of the Compensation Committee are designed to provide incentives to create stockholder value by attracting, retaining and motivating executive talent that contributes to the Company's long-term success, by rewarding the achievement of the Company's short-term and long-term strategic goals, by linking executive officer compensation and stockholder interests through grants of awards under the Plans and by recognizing individual contributions to Company performance. The Committee evaluates the performance of the Company and compares it to other companies of similar size engaged in activities similar to those of the Company. The compensation of the Company's Named Executive Officers in 1998 consisted of base salaries, bonuses and stock options.

     The Compensation Committee reviews the available competitive data, evaluates the particular needs of the Company, and evaluates each executive's performance to arrive at a decision regarding compensation programs.

1998 EXECUTIVE COMPENSATION

     For services performed in 1998, executive compensation consisted of base salary, bonuses and grants of stock options under the Plans. The stock options vest over time.

     Base Salary and Bonuses. Base salaries and bonuses for the Company's executive officers (other than the President and Chief Executive Officer) are determined primarily on the basis of the executive officer's responsibility, qualification and experience, as well as the general salary practices of peer companies among which the Company competes for executive talent. The Committee reviews the base salaries of these executive officers annually in accordance with certain criteria determined primarily on the basis of certain factors which include (i) individual performance, (ii) the functions performed by the executive officer and (iii) changes in the compensation peer group in which the Company competes for executive talent. The weight that the Compensation Committee places on such factors may vary from individual to individual and necessarily involves subjective determinations of individual performance.

     Long-Term Incentive Compensation Awards. The Plans provide for grants to key executives and employees of the Company of (i) shares of Common Stock of the Company, (ii) options or stock appreciation rights ("SARs") or similar rights, or (iii) any other security with the value derived from the value of the Common Stock of the Company or other securities issued by a related entity. The Compensation Committee may make grants under the Plans based on a number of factors, including (a) the executive officer's or key employee's position in the Company, (b) his or her performance and responsibilities, (c) the extent to which he or she already holds an equity stake in the Company, and (d) contributions and anticipated contributions to the success of the Company's financial performance. In addition, the size, frequency, and type of long-term incentive grants are generally determined on the basis of past granting practices, fair market value of the Company's stock, tax consequences of the grant to the individual and the Company, accounting impact, and the number of shares available for issuance. However, the Plans do not provide any formulaic method for weighing these factors, and a decision to grant an award is based primarily upon the Compensation Committee's evaluation of the past as well as the future anticipated performance and responsibilities of each individual. The Compensation Committee may also consult with compensation consultants with respect to long-term incentives and other compensation awards.

DEDUCTIBILITY OF COMPENSATION

     Section 162(m) of the Internal Revenue Code denies a deduction for compensation in excess of $1 million paid to certain executive officers, unless certain performance, disclosure, and stockholder approval requirements are met. Option grants under the Company's Stock Incentive Plan are intended to qualify as "performance-based" compensation not subject to the Section 162(m) deduction limitation. In addition, the Committee believes that a substantial portion of the compensation program would be exempted from the $1 million deduction limitation.

CHIEF EXECUTIVE OFFICER COMPENSATION

     Employment Agreements. The base salary for Mark L. Breier, the Company's President and Chief Executive Officer, was established by a previously negotiated employment agreement with the Company. Pursuant to the terms of Mr. Breier's employment agreement, Mr. Breier receives an aggregate annual base salary of $200,000 and is eligible to participate in the Company's employee benefit plans and executive compensation programs. Also, under the employment agreement, Mr. Breier is entitled to annual contingent bonuses up to a maximum of $50,000 based on the attainment of certain criteria, which are determined annually at the beginning of each year. Pursuant to the employment agreement $25,000 of Mr. Breier's potential bonus for 1998 was guaranteed and paid to Mr. Breier in quarterly installments. Mr. Breier's agreement may be terminated by either party at any time. Consistent with the Company's policy of providing incentive to its executive officers which links compensation to stockholders' interests, Mr. Breier's agreement also provides for an initial grant of an option to acquire 1,000,000 shares of the Company's Common Stock subject to a four-year vesting schedule. Mr. Breier began serving as the Company's President and Chief Executive Officer in March 1999. From his date of hire through December 31, 1998, Mr. Breier received

$150,000 in salary, a bonus of $37,500, $25,000 of which was the guaranteed bonus and $12,500 of which was awarded pursuant to the achievement of previously established goals, and an option to purchase 1,000,000 shares of Common Stock of the Company. In addition, Mr. Breier received an aggregate of approximately $65,000 in the form of a relocation allowance.

                                          THE BOARD OF DIRECTORS

                                          William S. McKiernan
                                          Mark L. Breier
                                          Douglas Carlston
                                          John S. Chen
                                          Bert Kolde
                                          Ronald S. Posner

PERFORMANCE GRAPH

     The following line graph compares the yearly percentage change in (i) the cumulative total stockholder return on the Company's Common Stock since June 17, 1998 with (ii) cumulative total stockholder return on (a) the Nasdaq Stock Market -- U.S. Index and (b) the Hambrecht & Quist Internet Index. The comparison assumes an investment of $100 on June 17, 1998 and reinvestment of dividends, if any. The stock price performance shown on the graph is not necessarily indicative of future price performance.

                                                               NASDAQ STOCK MARKET-    H&Q SEMICONDUCTOR
                                             BEYOND.COM                U.S.              INTERNET INDEX
                                             ----------        --------------------    ----------------
'06/17/98'                                      100                    100                    100
'6/30/98'                                       213                    107                    116
'7/31/98'                                       158                    106                    105
'8/31/98'                                        96                     85                     74
'9/30/98'                                       115                     97                     93
'10/31/98'                                      103                    101                     97
'11/30/98'                                      242                    111                    133
'12/31/98'                                      231                    125                    160

                                 OTHER MATTERS

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC") and The Nasdaq Stock Market. Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5 were required for such persons, the Company believes that its executive officers, directors and ten-percent stockholders complied with all Section 16(a) filing requirements applicable to them except that Mr. Vigouroux filed one late Form 3.

     The Company knows of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of proxy to vote the shares they represent as the Board of Directors may recommend.

                                          THE BOARD OF DIRECTORS

Dated: April 16, 1999

                                                                       EXHIBIT A

                             BEYOND.COM CORPORATION

                           1999 STOCK INCENTIVE PLAN

     1. Purposes of the Plan. The purposes of this Stock Incentive Plan are to attract and retain the best available personnel, to provide additional incentive to Employees, Directors and Consultants and to promote the success of the Company's business.

     2. Stock Subject to the Plan.

     (a) Subject to the provisions of Section 10, below, the maximum aggregate number of Shares which may be issued pursuant to all Awards (including Incentive Stock Options) is Two Million (2,000,000) Shares. The Shares to be issued pursuant to Awards may be authorized, but unissued, or reacquired Common Stock.

     (b) Any Shares covered by an Award (or portion of an Award) which is forfeited or canceled, expires or is settled in cash, shall be deemed not to have been issued for purposes of determining the maximum aggregate number of Shares which may be issued under the Plan. If any unissued Shares are retained by the Company upon exercise of an Award in order to satisfy the exercise price for such Award or any withholding taxes due with respect to such Award, such retained Shares subject to such Award shall become available for future issuance under the Plan (unless the Plan has terminated). Shares that actually have been issued under the Plan pursuant to an Award shall not be returned to the Plan and shall not become available for future issuance under the Plan, except that if unvested Shares are forfeited, or repurchased by the Company at their original purchase price, such Shares shall become available for future grant under the Plan.

     3. Administration of the Plan.

     (a) Plan Administrator.

          (i) Administration with Respect to Directors and Officers. With respect to grants of Awards to Directors or Employees who are also Officers or Directors of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws and to permit such grants and related transactions under the Plan to be exempt from Section 16(b) of the Exchange Act in accordance with Rule 16b-3. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board.

          (ii) Administration With Respect to Consultants and Other
     Employees. With respect to grants of Awards to Employees or Consultants who are neither Directors nor Officers of the Company, the Plan shall be administered by (A) the Board or (B) a Committee designated by the Board, which Committee shall be constituted in such a manner as to satisfy the Applicable Laws. Once appointed, such Committee shall continue to serve in its designated capacity until otherwise directed by the Board. The Board may authorize one or more Officers to grant such Awards and may limit such authority as the Board determines from time to time.

          (iii) Administration With Respect to Covered
     Employees. Notwithstanding the foregoing, grants of Awards to any Covered Employee intended to qualify as Performance-Based Compensation shall be made only by a Committee (or subcommittee of a Committee) which is comprised solely of two or more Directors eligible to serve on a committee making Awards qualifying as Performance-Based Compensation. In the case of such Awards granted to Covered Employees, references to the "Administrator" or to a "Committee" shall be deemed to be references to such Committee or subcommittee.

     (b) Powers of the Administrator. Subject to Applicable Laws and the provisions of the Plan (including any other powers given to the Administrator hereunder), and except as otherwise provided by the Board, the Administrator shall have the authority, in its discretion:

          (i) to select the Employees, Directors and Consultants to whom Awards may be granted from time to time hereunder;

          (ii) to determine whether and to what extent Awards are granted hereunder;

          (iii) to determine the number of Shares or the amount of other consideration to be covered by each Award granted hereunder;

          (iv) to approve forms of Award Agreements for use under the Plan;

          (v) to determine the terms and conditions of any Award granted hereunder;

          (vi) to amend the terms of any outstanding Award granted under the Plan, provided that any amendment that would adversely affect the Grantee's rights under an outstanding Award shall not be made without the Grantee's written consent;

          (vii) to construe and interpret the terms of the Plan and Awards granted pursuant to the Plan, including without limitation, any notice of Award or Award Agreement, granted pursuant to the Plan;

          (viii) to establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions and to afford Grantees favorable treatment under such laws; provided, however, that no Award shall be granted under any such additional terms, conditions, rules or procedures with terms or conditions which are inconsistent with the provisions of the Plan; and

          (ix) to take such other action, not inconsistent with the terms of the Plan, as the Administrator deems appropriate.

     (c) Effect of Administrator's Decision. All decisions, determinations and interpretations of the Administrator shall be conclusive and binding on all persons.

     4. Eligibility. Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees of the Company, a Parent or a Subsidiary. An Employee, Director or Consultant who has been granted an Award may, if otherwise eligible, be granted additional Awards. Awards may be granted to such Employees, Directors or Consultants who are residing in foreign jurisdictions as the Administrator may determine from time to time.

     5. Terms and Conditions of Awards.

     (a) Type of Awards. The Administrator is authorized under the Plan to award any type of arrangement to an Employee, Director or Consultant that is not inconsistent with the provisions of the Plan and that by its terms involves or might involve the issuance of (i) Shares, (ii) an Option, a SAR or similar right with a fixed or variable price related to the Fair Market Value of the Shares and with an exercise or conversion privilege related to the passage of time, the occurrence of one or more events, or the satisfaction of performance criteria or other conditions, or (iii) any other security with the value derived from the value of the Shares. Such awards include, without limitation, Options, SARs, sales or bonuses of Restricted Stock, Dividend Equivalent Rights, Performance Units or Performance Shares, and an Award may consist of one such security or benefit, or two (2) or more of them in any combination or alternative.

     (b) Designation of Award. Each Award shall be designated in the Award Agreement. In the case of an Option, the Option shall be designated as either an Incentive Stock Option or a Non-Qualified Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of Shares subject to Options designated as Incentive Stock Options which become exercisable for the first time by a Grantee during any calendar year (under all plans of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options, to the extent of the Shares covered thereby in excess of the foregoing limitation, shall be treated as Non-Qualified Stock Options. For this purpose, Incentive Stock Options shall be taken into account in the order in which they were granted, and the Fair Market Value of the Shares shall be determined as of the date the Option with respect to such Shares is granted.

     (c) Conditions of Award. Subject to the terms of the Plan, the Administrator shall determine the provisions, terms, and conditions of each Award including, but not limited to, the Award vesting schedule, repurchase provisions, rights of first refusal, forfeiture provisions, form of payment (cash, Shares, or other consideration) upon settlement of the Award, payment contingencies, and satisfaction of any performance criteria. The performance criteria established by the Administrator may be based on any one of, or combination of, increase in share price, earnings per share, total stockholder return, return on equity, return on assets, return on investment, net operating income, cash flow, revenue, economic value added, personal management objectives, or other measure of performance selected by the Administrator. Partial achievement of the specified criteria may result in a payment or vesting corresponding to the degree of achievement as specified in the Award Agreement.

     (d) Acquisitions and Other Transactions. The Administrator may issue Awards under the Plan in settlement, assumption or substitution for, outstanding awards or obligations to grant future awards in connection with the Company or a Related Entity acquiring another entity, an interest in another entity or an additional interest in a Related Entity whether by merger, stock purchase, asset purchase or other form of transaction.

     (e) Deferral of Award Payment. The Administrator may establish one or more programs under the Plan to permit selected Grantees the opportunity to elect to defer receipt of consideration upon exercise of an Award, satisfaction of performance criteria, or other event that absent the election would entitle the Grantee to payment or receipt of Shares or other consideration under an Award. The Administrator may establish the election procedures, the timing of such elections, the mechanisms for payments of, and accrual of interest or other earnings, if any, on amounts, Shares or other consideration so deferred, and such other terms, conditions, rules and procedures that the Administrator deems advisable for the administration of any such deferral program.

     (f) Award Exchange Programs. The Administrator may establish one or more programs under the Plan to permit selected Grantees to exchange an Award under the Plan for one or more other types of Awards under the Plan on such terms and conditions as determined by the Administrator from time to time.

     (g) Separate Programs. The Administrator may establish one or more separate programs under the Plan for the purpose of issuing particular forms of Awards to one or more classes of Grantees on such terms and conditions as determined by the Administrator from time to time.

     (h) Individual Option and SAR Limit. The maximum number of Shares with respect to which Options and SARs may be granted to any Employee in any fiscal year of the Company shall be 1,000,000 Shares. The foregoing limitation shall be adjusted proportionately in connection with any change in the Company's capitalization pursuant to Section 10, below. To the extent required by Section 162(m) of the Code or the regulations thereunder, in applying the foregoing limitation with respect to an Employee, if any Option or SAR is canceled, the canceled Option or SAR shall continue to count against the maximum number of Shares with respect to which Options and SARs may be granted to the Employee. For this purpose, the repricing of an Option (or in the case of a SAR, the base amount on which the stock appreciation is calculated is reduced to reflect a reduction in the Fair Market Value of the Common Stock) shall be treated as the cancellation of the existing Option or SAR and the grant of a new Option or SAR.

     (i) Early Exercise. The Award Agreement may, but need not, include a provision whereby the Grantee may elect at any time while an Employee, Director or Consultant to exercise any part or all of the Award prior to full vesting of the Award. Any unvested Shares received pursuant to such exercise may be subject to a repurchase right in favor of the Company or a Related Entity or to any other restriction the Administrator determines to be appropriate.

     (j) Term of Award. The term of each Award shall be the term stated in the Award Agreement, provided, however, that the term of an Incentive Stock Option shall be no more than ten (10) years from the date of grant thereof. However, in the case of an Incentive Stock Option granted to a Grantee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant thereof or such shorter term as may be provided in the Award Agreement.

     (k) Transferability of Awards. Incentive Stock Options may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Grantee, only by the Grantee; provided, however, that the Grantee may designate a beneficiary of the Grantee's Incentive Stock Option in the event of the Grantee's death on a beneficiary designation form provided by the Administrator. Other Awards shall be transferable to the extent provided in the Award Agreement.

     (l) Time of Granting Awards. The date of grant of an Award shall for all purposes be the date on which the Administrator makes the determination to grant such Award, or such other date as is determined by the Administrator. Notice of the grant determination shall be given to each Employee, Director or Consultant to whom an Award is so granted within a reasonable time after the date of such grant.

     6. Award Exercise or Purchase Price, Consideration, Taxes and Reload
Options.

     (a) Exercise or Purchase Price. The exercise or purchase price, if any, for an Award shall be as follows:

          (i) In the case of an Incentive Stock Option:

             (A) granted to an Employee who, at the time of the grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be not less than one hundred ten percent (110%) of the Fair Market Value per Share on the date of grant; or

             (B) granted to any Employee other than an Employee described in the preceding paragraph, the per Share exercise price shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (ii) In the case of a Non-Qualified Stock Option, the per Share exercise price shall be not less than the Fair Market Value per Share on the date of grant unless otherwise determined by the Administrator.

          (iii) In the case of Awards intended to qualify as Performance-Based Compensation, the exercise or purchase price, if any, shall be not less than one hundred percent (100%) of the Fair Market Value per Share on the date of grant.

          (iv) In the case of other Awards, such price as is determined by the Administrator.

          (v) Notwithstanding the foregoing provisions of this Section 6(a), in the case of an Award issued pursuant to Section 5(d), above, the exercise or purchase price for the Award shall be determined in accordance with the principles of Section 424(a) of the Code.

     (b) Consideration. Subject to Applicable Laws, the consideration to be paid for the Shares to be issued upon exercise or purchase of an Award including the method of payment, shall be determined by the Administrator (and, in the case of an Incentive Stock Option, shall be determined at the time of grant). In addition to any other types of consideration the Administrator may determine, the Administrator is authorized to accept as consideration for Shares issued under the Plan the following, provided that the portion of the consideration equal to the par value of the Shares must be paid in cash or other legal consideration permitted by the Delaware General Corporation Law:

          (i) cash;

          (ii) check;

          (iii) delivery of Grantee's promissory note with such recourse, interest, security, and redemption provisions as the Administrator determines as appropriate;

          (iv) surrender of Shares or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require (including withholding of Shares otherwise deliverable upon exercise of the Award) which have a Fair Market Value on the date of surrender or attestation equal to the aggregate exercise price of the Shares as to which said Award shall be exercised (but only to the extent that such exercise of the Award would not result in an accounting compensation charge with respect to the Shares used to pay the exercise price unless otherwise determined by the Administrator);

          (v) with respect to Options, payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (A) shall provide written instructions to a Company designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company, out of the sale proceeds available on the settlement date, sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (B) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction; or

          (vi) any combination of the foregoing methods of payment.

     (c) Taxes. No Shares shall be delivered under the Plan to any Grantee or other person until such Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of any foreign, federal, state, or local income and employment tax withholding obligations, including, without limitation, obligations incident to the receipt of Shares or the disqualifying disposition of Shares received on exercise of an Incentive Stock Option. Upon exercise of an Award, the Company shall withhold or collect from Grantee an amount sufficient to satisfy such tax obligations.

     7. Director Formula Option Grants. In addition to discretionary grants of Options granted pursuant to other terms of this Plan, Non-Employee Directors of the Company shall receive Options in accordance with the following terms:

     (a) Initial Grant. Each Non-Employee Director of the Company who is appointed to the Board of Directors (other than those Non-Employee Directors who are on the Board of Directors as of the date of the adoption of this Plan by the Board of Directors) shall receive a Non-Qualified Stock Option for 20,000 shares upon appointment to the Board of Directors ("Initial Grant").

     (b) Follow-On Grant. Commencing with the Company's 2000 Annual Meeting of Stockholders, at the conclusion of each Annual Meeting of the Stockholders of the Company, each Non-Employee Director serving as a Director of the Company immediately following the conclusion of such Annual Meeting of Stockholders shall receive a Non-Qualified Stock Option for 5,000 Shares ("Follow-On Grant").

     (c) Terms of Grant. Options granted pursuant to this Section 7 shall be subject to the following terms:

          (i) Exercise Price and Payment Terms. The exercise price for the Initial Grants and Follow-On Grants granted pursuant to this Section 7 shall be equal to one hundred per cent (100%) of the Fair Market Value of the Shares on the date of the grant payable in cash or otherwise in accordance with the alternatives specified in clauses (i), (ii), (iv), (v) and (vi) of Section 6(b) of this Plan.

          (ii) Term. The term of the Options shall be ten (10) years from the date the Option is granted.

          (iii) Vesting and Repurchase Period. All Initial Grants and Follow-On Grants granted pursuant to the terms of this Section 7 shall be exercisable as to twenty-five percent (25%) of the Shares subject to the Option twelve months after the respective grant date, and 1/48 of the Shares subject to the Option shall vest on each monthly anniversary of the respective grant date thereafter.

     8. Exercise of Award.

     (a) Procedure for Exercise; Rights as a Stockholder.

          (i) Any Award granted hereunder shall be exercisable at such times and under such conditions as determined by the Administrator under the terms of the Plan and specified in the Award Agreement.

          (ii) An Award shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Award by the person entitled to exercise the Award and full payment for the Shares with respect to which the Award is exercised, including, to the extent selected, use of the broker-dealer sale and remittance procedure to pay the purchase price as provided in Section 6(b)(v). Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Shares subject to an Award, notwithstanding the exercise of an Option or other Award. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Award. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in the Award Agreement or Section 10, below.

     (b) Exercise of Award Following Termination of Continuous Service.

          (i) An Award may not be exercised after the termination date of such Award set forth in the Award Agreement and may be exercised following the termination of a Grantee's Continuous Service only to the extent provided in the Award Agreement.

          (ii) Where the Award Agreement permits a Grantee to exercise an Award following the termination of the Grantee's Continuous Service for a specified period, the Award shall terminate to the extent not exercised on the last day of the specified period or the last day of the original term of the Award, whichever occurs first.

          (iii) Any Award designated as an Incentive Stock Option to the extent not exercised within the time permitted by law for the exercise of Incentive Stock Options following the termination of a Grantee's Continuous Service shall convert automatically to a Non-Qualified Stock Option and thereafter shall be exercisable as such to the extent exercisable by its terms for the period specified in the Award Agreement.

     (c) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Award previously granted, based on such terms and conditions as the Administrator shall establish and communicate to the Grantee at the time that such offer is made.

     9. Conditions Upon Issuance of Shares.

     (a) Shares shall not be issued pursuant to the exercise of an Award unless the exercise of such Award and the issuance and delivery of such Shares pursuant thereto shall comply with all Applicable Laws, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

     (b) As a condition to the exercise of an Award, the Company may require the person exercising such Award to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any Applicable Laws.

     10. Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of Shares covered by each outstanding Award, and the number of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan, the exercise or purchase price of each such outstanding Award, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock to which Section 424(a) of the Code applies or a similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to an Award.

     11. Changes in Control. Except as may be provided in an Award Agreement:

     (a) As to a particular Grantee, one-half ( 1/2) of the Shares covered by such Grantee's Award which are then unvested shall become fully vested and exercisable immediately upon the occurrence of a Covered Termination. To the extent a Covered Termination results from the failure of the Company to obtain the assumption of the Award by the successor corporation or its Parent, the acceleration of the Award shall be effective ten (10) business days prior to the consummation of the Change of Control. By way of example and solely for illustrative purposes, if at the time of a Covered Termination the Grantee holds stock options covering the purchase of 100,000 shares of Common Stock which are exercisable as to 50,000 shares and not exercisable as to 50,000 shares, the Award shall be exercisable as to an additional 25,000 shares due to the Covered Termination. Except as set forth herein, the terms of the Award Agreement shall remain in full force and effect and subject to the terms of the Plan. The acceleration of the vesting of Awards may cause options to disqualify as incentive stock options (as defined under Section 422 of the Code) which may create adverse tax consequences to the Grantee.

     (b) Awards assumed by a successor corporation or parent thereof upon a Change of Control shall not terminate. However, to the extent that upon the consummation of a Change of Control an Award will not be assumed, such Award shall terminate to the extent it is not exercised upon the consummation of the Change of Control.

     (c) The portion of any Incentive Stock Option accelerated under this
Section 11 in connection with a Change in Control shall remain exercisable as an Incentive Stock Option under the Code only to the extent the $100,000 dollar limitation of Section 422(d) of the Code is not exceeded. To the extent such dollar limitation is exceeded, the accelerated excess portion of such Option shall be exercisable as a Non-Qualified Stock Option.

     12. Effective Date and Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated. Subject to Section 17, below, and Applicable Laws, Awards may be granted under the Plan upon its becoming effective.

     13. Amendment, Suspension or Termination of the Plan.

     (a) The Board may at any time amend, suspend or terminate the Plan. To the extent necessary to comply with Applicable Laws, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required.

     (b) No Award may be granted during any suspension of the Plan or after termination of the Plan.

     (c) Any amendment, suspension or termination of the Plan (including termination of the Plan under Section 12, above) shall not affect Awards already granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, suspended or terminated, unless mutually agreed otherwise between the Grantee and the Administrator, which agreement must be in writing and signed by the Grantee and the Company.

     14. Reservation of Shares.

     (a) The Company, during the term of the Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     (b) The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. No Effect on Terms of Employment/Consulting Relationship. The Plan shall not confer upon any Grantee any right with respect to the Grantee's Continuous Service, nor shall it interfere in any way with his or her right or the Company's right to terminate the Grantee's Continuous Service at any time, with or without cause.

     16. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Related Entity, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Related Entity, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     17. Stockholder Approval. The grant of Incentive Stock Options under the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted excluding Incentive Stock Options issued in substitution for outstanding Incentive Stock Options pursuant to Section 424(a) of the Code. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws. The Administrator may grant Incentive Stock Options under the Plan prior to approval by the stockholders, but until such approval is obtained, no such Incentive Stock Option shall be exercisable. In the event that stockholder approval is not obtained within the twelve (12) month period provided above, all Incentive Stock Options previously granted under the Plan shall be exercisable as Non-Qualified Stock Options.

     18. Definitions. As used herein, the following definitions shall apply:

     (a) "Administrator" means the Board or any of the Committees appointed to administer the Plan.

     (b) "Annual Base Salary" means a Grantee's annual base salary at the rate in effect during the last regularly scheduled payroll period immediately preceding (i) the Change in Control or (ii) the Covered Termination, whichever is greater.

     (c) "Applicable Laws" means the legal requirements relating to the administration of stock incentive plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to Awards granted to residents therein.

     (d) "Award" means the grant of an Option, SAR, Dividend Equivalent Right, Restricted Stock, Performance Unit, Performance Share, or other right or benefit under the Plan.

     (e) "Award Agreement" means the written agreement evidencing the grant of an Award executed by the Company and the Grantee, including any amendments thereto.

     (f) "Board" means the Board of Directors of the Company.

     (g) "Cause" means, with respect to the termination by the Company or a Related Entity of the Grantee's Continuous Service, that such termination is for "Cause" as such term is expressly defined in a then-effective written agreement between the Grantee and the Company or such Related Entity, or in the absence of such then-effective written agreement and definition, is based on, in the determination of the Administrator, the Grantee's: (i) repeated failure to perform services in accordance with the requests of superiors within the context of Grantee's duties; (ii) the commission of material fraud, misappropriation, embezzlement or other act of gross dishonesty on the part of Grantee which resulted in material loss, damage, or injury to the Company; or (iii) commission of a felony or any other crime involving moral turpitude.

     (h) "Change in Control" means the occurrence of any of the following events:

          (i) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) fifty-percent (50%) or more of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) the stockholders of the Company approve either a plan of liquidation or dissolution of the Company or an agreement for the sale, lease, exchange or other transfer or disposition by the Company of fifty-percent (50%) or more of the Company's assets; or

          (ii) any person (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), is or becomes the beneficial owner (within the meaning of Rule 13d-3 under the Exchange Act), directly or indirectly, of fifty percent (50%) or more of the Company's outstanding common stock.

     (i) "Code" means the Internal Revenue Code of 1986, as amended.

     (j) "Committee" means any committee appointed by the Board to administer the Plan, including the Company's Compensation Committee.

     (k) "Common Stock"means the common stock of the Company.

     (l) "Company" means Beyond.com Corporation, a Delaware corporation.

     (m) "Constructive Termination" means that the Grantee voluntarily terminates his or her employment after any of the following are undertaken without Grantee's express written consent:

          (i) the assignment to Grantee of any duties or responsibilities which result in any material diminution or material adverse change of Grantee's position, status or circumstances of employment as in effect immediately prior to a Change in Control of the Company; a change in Grantee's titles or offices as in effect immediately prior to a Change in Control of the Company which results in any material diminution or material adverse change of Grantee's position, status or circumstances of employment; or any removal of Grantee from or any failure to re-elect Grantee to any of such positions, except in connection with the termination of Grantee's employment for Cause, death, disability, retirement, or any other voluntary termination of employment by Grantee other than a Constructive Termination; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company merely by virtue of the Company operating as a subsidiary or division of the acquiring company if the Grantee continues with no material adverse change or material diminution in Grantee's title, duties or responsibilities following the Change in Control;

          (ii) a reduction by the Company in Grantee's Annual Base Salary by greater than ten percent (10%);

          (iii) any failure by the Company or a Related Entity to continue in effect any benefit plan or arrangement, including incentive plans or plans to receive securities of the Company, in which Grantee is participating at the time of a Change in Control of the Company ("Benefit Plans"), or the taking of any action by the Company or a Related Entity which would materially adversely affect Grantee's participation in or reduce Grantee's benefits under the Benefit Plans or deprive Grantee of any fringe benefit enjoyed by Grantee at the time of a Change in Control of the Company; provided, however, that no Constructive Termination shall be deemed to occur following a Change in Control of the Company if the Company or a Related Entity offers a range of benefit plans and programs which, taken as a whole, are comparable to the Benefit Plans as determined in good faith by the Company or a Related Entity;

          (iv) a relocation of Grantee, or the Company's (or the Related Entity employing Grantee) principal offices if Grantee's principal office is at such offices, to a location more than forty (40) miles from the location at which Grantee was performing his or her duties prior to a Change in Control of the Company, except for required travel by Grantee on the Company's business to an extent substantially consistent with Grantee's business travel obligations at the time of a Change in Control of the Company;

          (v) any material breach by the Company of any provision of the Grantee's Award Agreement; or

          (vi) any failure by the Company to obtain the assumption of the Grantee's Award Agreement by any successor or assign of the Company; the Company will be deemed to have failed to obtain assumption of the Award Agreement unless the agreement for the Change of Control expressly provides for assumption of the Award Agreement (or assumption of all outstanding Awards).

     (n) "Consultant" means any person (other than an Employee or a Director, solely with respect to rendering services in such person's capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

     (o) "Continuous Service" means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated. Continuous Service shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor, in any capacity of Employee, Director or Consultant, or (iii) any change in status as long as the individual remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant (except as otherwise provided in the Award Agreement). An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave. For purposes of Incentive Stock Options, no such leave may exceed ninety
(90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract.

     (p) "Covered Employee" means an Employee who is a "covered employee" under
Section 162(m)(3) of the Code.

     (q) "Covered Termination" means an Involuntary Termination or a Constructive Termination occurring in either case within one (1) year following a Change in Control. No other event shall be a Covered Termination for purposes of this Plan.

     (r) "Director" means a member of the Board or the board of directors of any Related Entity.

     (s) "Disability" means that a Grantee is permanently unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment. A Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

     (t) "Dividend Equivalent Right" means a right entitling the Grantee to compensation measured by dividends paid with respect to Common Stock.

     (u) "Employee" means any person, including an Officer or Director, who is an employee of the Company or any Related Entity. The payment of a director's fee by the Company or a Related Entity shall not be sufficient to constitute "employment" by the Company.

     (v) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (w) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (i) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a Share for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a Share on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

          (ii) In the absence of an established market for the Common Stock of the type described in (i), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

     (x) "Grantee" means an Employee, Director or Consultant who receives an Award pursuant to an Award Agreement under the Plan.

     (y) "Incentive Stock Option" means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

     (z) "Involuntary Termination" means Grantee's dismissal or discharge by the Company or a Related Entity (or, if applicable, by the successor entity) for reasons other than Cause. The termination of a Grantee's employment would not be deemed to be an "Involuntary Termination" if such termination occurs as a result of the death or disability of Grantee.

     (aa) "Non-Employee Director" means a Director who is not also an Employee.

     (bb) "Non-Qualified Stock Option" means an Option not intended to qualify as an Incentive Stock Option.

     (cc) "Officer" means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

     (dd) "Option" means an option to purchase Shares pursuant to an Award Agreement granted under the Plan.

     (ee) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (ff) "Performance-Based Compensation" means compensation qualifying as "performance-based compensation" under Section 162(m) of the Code.

     (gg) "Performance Shares" means Shares or an Award denominated in Shares which may be earned in whole or in part upon attainment of performance criteria established by the Administrator.

     (hh) "Performance Units" means an Award which may be earned in whole or in part upon attainment of performance criteria established by the Administrator and which may be settled for cash, Shares or other securities or a combination of cash, Shares or other securities as established by the Administrator.

     (ii) "Plan" means this 1999 Stock Incentive Plan.

     (jj) "Related Entity" means any Parent, Subsidiary and any business, corporation, partnership, limited liability company or other entity in which the Company, a Parent or a Subsidiary holds a substantial ownership interest, directly or indirectly.

     (kk) "Restricted Stock" means Shares issued under the Plan to the Grantee for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions, and other terms and conditions as established by the Administrator.

     (ll) "Rule 16b-3" means Rule 16b-3 promulgated under the Exchange Act or any successor thereto.

     (mm) "SAR" means a stock appreciation right entitling the Grantee to Shares or cash compensation, as established by the Administrator, measured by appreciation in the value of Common Stock.

     (nn) "Share" means a share of the Common Stock.

     (oo) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

                                                                       EXHIBIT B

                             BEYOND.COM CORPORATION

                       1999 EMPLOYEE STOCK PURCHASE PLAN

     The following constitutes the provisions of the 1999 Employee Stock Purchase Plan of Beyond.com Corporation, a Delaware corporation.

     1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Parents or Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an "Employee Stock Purchase Plan" under Section 423 of the Code. The provisions of the Plan, accordingly, shall be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

     2. Definitions. As used herein, the following definitions shall apply:

     (a) "Applicable Laws" means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

     (b) "Board" means the Board of Directors of the Company.

     (c) "Change in Control" means a change in ownership or control of the Company effected through the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities.

     (d) "Code" means the Internal Revenue Code of 1986, as amended.

     (e) "Common Stock" means the common stock of the Company.

     (f) "Company" means Beyond.com Corporation, a Delaware corporation.

     (g) "Compensation" means an Employee's base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code, or (ii) to a plan qualified under Section 125 of the Code. Compensation does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or noncash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee's behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

     (h) "Corporate Transaction" means any of the following transactions:

          (1) a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

          (2) the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with complete liquidation or dissolution of the Company;

          (3) any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger; or

          (4) an acquisition by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities (whether or not in a transaction also constituting a Change in Control), but excluding any such transaction that the Plan Administrator determines shall not be a Corporate Transaction

     (i) "Designated Parents or Subsidiaries" means the Parents or Subsidiaries which have been designated by the Plan Administrator from time to time as eligible to participate in the Plan.

     (j) "Effective Date" means June 1, 1999. However, should any Designated Parent or Subsidiary become a participating company in the Plan after such date, then such entity shall designate a separate Effective Date with respect to its employee-participants.

     (k) "Employee" means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual's employer. Where the period of leave exceeds ninety (90) days and the individual's right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the ninety-first (91st) day of such leave, for purposes of determining eligibility to participate in the Plan.

     (l) "Enrollment Date" means the first day of each Offer Period.

     (m) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

     (n) "Exercise Date" means the last day of each Purchase Period.

     (o) "Fair Market Value" means, as of any date, the value of Common Stock determined as follows:

          (1) Where there exists a public market for the Common Stock, the Fair Market Value shall be (A) the closing price for a share of Common Stock for the last market trading day prior to the time of the determination (or, if no closing price was reported on that date, on the last trading date on which a closing price was reported) on the stock exchange determined by the Plan Administrator to be the primary market for the Common Stock or the Nasdaq National Market, whichever is applicable or (B) if the Common Stock is not traded on any such exchange or national market system, the average of the closing bid and asked prices of a share of Common Stock on the Nasdaq Small Cap Market for the day prior to the time of the determination (or, if no such prices were reported on that date, on the last date on which such prices were reported), in each case, as reported in The Wall Street Journal or such other source as the Plan Administrator deems reliable; or

          (2) In the absence of an established market of the type described in
     (1), above, for the Common Stock, the Fair Market Value thereof shall be determined by the Plan Administrator in good faith.

     (p) "Offer Period" means an Offer Period established pursuant to Section 4 hereof.

     (q) "Parent" means a "parent corporation," whether now or hereafter existing, as defined in Section 424(e) of the Code.

     (r) "Participant" means an Employee of the Company or Designated Parent or Subsidiary who is actively participating in the Plan.

     (s) "Plan" means this Employee Stock Purchase Plan.

     (t) "Plan Administrator" means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

     (u) "Purchase Period" means a period of approximately six months, commencing on August 1 or February 1 of each year and terminating on the next following January 31 and July 31, respectively; provided, however, that the first Purchase Period shall commence on June 1, 1999 and shall end on January 31, 2000.

     (v) "Purchase Price" shall mean an amount equal to 85% of the Fair Market Value of a share of Common Stock on the Enrollment Date or on the Exercise Date, whichever is lower.

     (w) "Reserves" means the sum of the number of shares of Common Stock covered by each option under the Plan which have not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but not yet placed under option.

     (x) "Subsidiary" means a "subsidiary corporation," whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Eligibility.

     (a) General. Any individual who is an Employee on a given Enrollment Date shall be eligible to participate in the Plan for the Offer Period commencing with such Enrollment Date.

     (b) Limitations on Grant and Accrual. Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan
(i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary, or (ii) which permits the Employee's rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars ($25,000) worth of stock (determined at the Fair Market Value of the shares at the time such option is granted) for each calendar year in which such option is outstanding at any time. The determination of the accrual of the right to purchase stock shall be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

     (c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, the following Employees shall not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 OR FEWER hours or less per week; (ii) Employees whose customary employment is for not more than 5 OR FEWER months in any calendar year; and (iii) Employees who are subject to rules or laws of a foreign jurisdiction that prohibit or make impractical the participation of such Employees in the Plan.

     4. Offer Periods.

     (a) The Plan shall be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of shares of Common Stock available for issuance under the Plan shall have been purchased or (ii) the Plan shall have been terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period shall be twenty-seven (27) months. Initially, the Plan shall be implemented through overlapping Offer Periods of twenty-four (24) months' duration commencing each February 1 and August 1 (except that the initial Offer Period shall commence on June 1, 1999 and shall end on July 31,
2001).

     (b) A Participant shall be granted a separate option for each Offer Period in which he or she participates. The option shall be granted on the Enrollment Date and shall be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

     (c) An Employee may participate in only one Offer Period at a time. Accordingly, except as provided in Section 4(d), an Employee who wishes to join a new Offer Period must withdraw from the current Offer Period in which the Employee is participating and must also enroll in the new Offer Period prior to the Enrollment Date for that Offer Period.

     (d) If on the first day of any Purchase Period in an Offer Period in which a Participant is participating, the Fair Market Value of the Common Stock is less than the Fair Market Value of the Common Stock on the Enrollment Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period shall be terminated automatically and the Participant shall be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Participant is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

     (e) Except as specifically provided herein, the acquisition of Common Stock through participation in the Plan for any Offer Period shall neither limit nor require the acquisition of Common Stock by a Participant in any subsequent Offer Period.

     5. Participation.

     (a) An eligible Employee may become a Participant in the Plan by completing a subscription agreement authorizing payroll deductions in the form of Exhibit A to this Plan and filing it with the designated payroll office of the Company at least ten (10) business days prior to the Enrollment Date for the Offer Period in which such participation will commence, unless a later time for filing the subscription agreement is set by the Plan Administrator for all eligible Employees with respect to a given Offer Period.

     (b) Payroll deductions for a Participant shall commence with the first partial or full payroll period beginning on the Enrollment Date and shall end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

     6. Payroll Deductions.

     (a) At the time a Participant files a subscription agreement, the Participant shall elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding ten percent (10%) of the Compensation which the Participant receives during the Offer Period.

     (b) All payroll deductions made for a Participant shall be credited to the Participant's account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

     (c) A Participant may discontinue participation in the Plan as provided in
Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by completing and filing with the Company a change of status notice in the form of Exhibit B to this Plan authorizing an increase or decrease in the payroll deduction rate. Any decrease in the rate of a Participant's payroll deductions shall be effective with the first full payroll period commencing ten (10) business days after the Company's receipt of the change of status notice unless the Company elects to process a given change in participation more quickly. Any increase in the rate of a Participant's payroll deductions shall be effective with the next Purchase Period following the Purchase Period in which the Company receives the change of status notice if such notice is filed within ten (10) business days before the commencement of the next Purchase Period. A Participant's subscription agreement (as modified by any change of status notice) shall remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Plan Administrator shall be authorized to limit the number of payroll deduction rate changes during any Offer Period.

     (d) Notwithstanding the foregoing, to the extent necessary to comply with
Section 423(b)(8) of the Code and Section 3(b) herein, a Participant's payroll deductions may be decreased to 0% at such time during any Purchase Period which is scheduled to end during the current calendar year (the "Current Purchase Period") that the aggregate of all payroll deductions which were previously used to purchase stock under the Plan in a prior Purchase Period which ended during that calendar year plus all payroll deductions accumulated with respect to the Current Purchase Period equal $21,250. Payroll deductions shall recommence at the rate provided in such Participant's subscription agreement, as amended, at the beginning of the first Purchase Period which is scheduled to end in the following calendar year, unless terminated by the Participant as provided in
Section 10.

     7. Grant of Option. On the Enrollment Date, each Participant shall be granted an option to purchase (at the applicable Purchase Price) up to a number of shares of the Common Stock determined by dividing ten percent (10%) of such Participant's Compensation receivable during the Offer Period by the applicable Purchase Price; provided (i) that such option shall be subject to the limitations set forth in Sections 3(b) and 12 hereof, and (ii) the maximum number of shares of Common Stock a Participant shall be permitted to purchase in any Purchase Period shall be 500 shares, subject to adjustment as provided in
Section 18 hereof.

Exercise of the option shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the option, to the extent not exercised, shall expire on the last day of the Offer Period.

     8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, below, the Participant's option for the purchase of shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant's account to purchase the maximum number of full shares subject to the option by dividing such Participant's payroll deductions accumulated prior to such Exercise Date and retained in the Participant's account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant's account which are not sufficient to purchase a full share shall be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. Notwithstanding the foregoing, any amount remaining in a Participant's account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code or Section 7, above, shall be returned to the Participant and shall not be carried over to either the next Purchase Period or Offer Period. During a Participant's lifetime, a Participant's option to purchase shares hereunder is exercisable only by the Participant.

     9. Delivery. Upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company shall arrange the delivery to such Participant, as promptly as practicable, of a certificate representing the shares purchased upon exercise of the Participant's option.

     10. Withdrawal; Termination of Employment.

     (a) A Participant may either (i) withdraw all but not less than all the payroll deductions credited to the Participant's account and not yet used to exercise the Participant's option under the Plan or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant's option under the Plan at any time by giving written notice to the Company in the form of Exhibit B to this Plan. If the Participant elects withdrawal alternative (i) described above, all of the Participant's payroll deductions credited to the Participant's account will be paid to such Participant as promptly as practicable after receipt of notice of withdrawal, such Participant's option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant's payroll deductions credited to the Participant's account will be applied to the exercise of the Participant's option on the next Exercise Date, and after such Exercise Date, such Participant's option for the Offer Period will be automatically terminated. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant delivers to the Company a new subscription agreement.

     (b) Upon termination of a Participant's employment relationship (as described in Section 2(k)) at a time more than three (3) months from the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant's option will be automatically terminated. Upon termination of a Participant's employment relationship (as described in Section 2(k)) within three (3) months of the next scheduled Exercise Date, the payroll deductions credited to such Participant's account during the Offer Period but not yet used to exercise the option will be applied to the purchase of Common Stock on the next Exercise Date, unless the Participant (or in the case of the Participant's death, the person or persons entitled to the Participant's account balance under Section 14) withdraws from the Plan by submitting a change of status notice in accordance with subsection
(a) of this Section 10. In such a case, no further payroll deductions will be credited to the Participant's account following the Participant's termination of employment and the Participant's option under the Plan will be automatically terminated after the purchase of Common Stock on the next scheduled Exercise Date.

     11. Interest. No interest shall accrue on the payroll deductions credited to a Participant's account under the Plan.

     12. Stock.

     (a) The maximum number of shares of Common Stock which shall be made available for sale under the Plan shall be 1,000,000 shares, subject to adjustment upon changes in capitalization of the Company as provided in Section
18. If on a given Exercise Date the number of shares with respect to which options are to be exercised exceeds the number of shares then available under the Plan, the Plan Administrator shall make a pro rata allocation of the shares remaining available for purchase in as uniform a manner as shall be practicable and as it shall determine to be equitable.

     (b) A Participant will have no interest or voting right in shares covered by the Participant's option until such shares are actually purchased on the Participant's behalf in accordance with the applicable provisions of the Plan. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

     (c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant or in the name of the Participant and his or her spouse.

     13. Administration. The Plan shall be administered by the Plan Administrator which shall have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility and to adjudicate all disputed claims filed under the Plan. Every finding, decision and determination made by the Plan Administrator shall, to the full extent permitted by Applicable Law, be final and binding upon all persons.

     14. Designation of Beneficiary.

     (a) Each Participant will file a written designation of a beneficiary who is to receive any shares and cash, if any, from the Participant's account under the Plan in the event of such Participant's death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective.

     (b) Such designation of beneficiary may be changed by the Participant (and the Participant's spouse, if any) at any time by written notice. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living (or in existence) at the time of such Participant's death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Plan Administrator), the Plan Administrator shall deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Plan Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation).

     15. Transferability. Neither payroll deductions credited to a Participant's account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 14 hereof) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Plan Administrator may treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

     16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

     17. Reports. Individual accounts will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

     18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

     (a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Reserves, the Purchase Price, as well as any other terms that the Plan Administrator
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determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, (ii) any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company, or (iii) as the Plan Administrator may determine in its discretion, any other transaction with respect to Common Stock to which
Section 424(a) of the Code applies; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Plan Administrator and its determination shall be final, binding and conclusive. Except as the Plan Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the Reserves and the Purchase Price.

     (b) Corporate Transactions. In the event of a proposed Corporate Transaction, each option under the Plan shall be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Plan Administrator determines, in the exercise of its sole discretion and in lieu of such assumption, to shorten the Offer Period then in progress by setting a new Exercise Date (the "New Exercise Date"). If the Plan Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Plan Administrator shall notify each Participant in writing, at least ten (10) days prior to the New Exercise Date, that the Exercise Date for the Participant's option has been changed to the New Exercise Date and that the Participant's option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10. For purposes of this Subsection, an option granted under the Plan shall be deemed to be assumed if, in connection with the Corporate Transaction, the option is replaced with a comparable option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of option comparability shall be made by the Plan Administrator prior to the Corporate Transaction and its determination shall be final, binding and conclusive on all persons.

     19. Amendment or Termination.

     (a) The Plan Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can affect options previously granted, provided that an Offer Period may be terminated by the Plan Administrator on any Exercise Date if the Plan Administrator determines that the termination of the Offer Period is in the best interests of the Company and its stockholders. Except as provided in Section 18, no amendment may make any change in any option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company shall obtain stockholder approval in such a manner and to such a degree as required.

     (b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been "adversely affected," the Plan Administrator shall be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine whether subsequent Offer Periods shall be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company's processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Plan Administrator determines in its sole discretion advisable and which are consistent with the Plan.

     20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the

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

Plan Administrator at the location, or by the person, designated by the Plan Administrator for the receipt thereof.

     21. Conditions Upon Issuance of Shares. Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws. In addition, no options shall be exercised or shares issued hereunder before the Plan shall have been approved by stockholders of the Company as provided in Section 23.

     22. Term of Plan. The Plan shall become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

     23. Stockholder Approval. Continuance of the Plan shall be subject to approval by the stockholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such stockholder approval shall be obtained in the degree and manner required under Applicable Laws.

     24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it shall not be deemed to interfere in any way with such employer's right to terminate, or otherwise modify, an employee's employment at any time.

     25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a "Retirement Plan" or "Welfare Plan" under the Employee Retirement Income Security Act of 1974, as amended.

     26. Effect of Plan. The provisions of the Plan shall, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant's estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

     27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.

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SKU #1768-PS-99